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                                                                    EXHIBIT 4.4

                              SCOTT PAPER COMPANY

                            SALARIED INVESTMENT PLAN

                      As Amended Effective January 1, 1995


The purpose of the Scott Paper Company Salaried Investment Plan is to encourage and assist Employees, as defined below, to save part of their income on a regular basis by deferring its receipt through payroll deductions, supplemented by matching employer contributions, and to invest such amounts in order to provide additional security and income during employment and at retirement or other termination of employment. In addition to matching contributions where applicable, Scott Paper Company shall make Retirement Contributions on behalf of all Employees regardless of whether an Employee defers income under the Plan. Except as otherwise provided herein, the Plan as hereinafter written shall be effective on January 1, 1995, and shall only apply to a Participant, as defined below, who is employed on or after such date. The effectiveness of the Plan, as amended and restated, shall be subject to and contingent upon a favorable determination by the Internal Revenue Service that the Plan continues to be qualified under the applicable provisions of the Code.

SECTION 1.  DEFINITIONS

            1.1. "Account" shall mean one of several accounts maintained to record the interest of each Participant in the Plan. These Accounts include the "Basic Non-Deferred Compensation Account", the "Supplementary Non-Deferred Compensation Account", the "Matching Employer Account," the "Basic Deferred Compensation Account" and the "Supplementary Deferred Compensation Account," as established and maintained for each Participant pursuant to Section 5 hereof. The term "Account" shall also include the "Retirement Contribution Account", as established and maintained for each Participant pursuant to Section 6.

            1.2. "Affiliated Company" shall mean (a) any entity which, together with the Employer constitutes, (1) a "controlled group of corporations" within the meaning of Section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of Section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of Section 414(m) of the Code, and (b) any other organization or entity which is required to be aggregated with the Employer under Section 414(o) of the Code and the regulations issued thereunder. When the term "Affiliated Company" is used in Section 5.4, Sections
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            414(b) and (c) of the Code shall be deemed modified by application of the provisions of Section 415(h) of the Code, which substitutes the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code, which is then incorporated by reference in Sections 414(b) and (c) of the Code.

            1.3. "Annuity Starting Date" shall mean (a) the first day of the first period for which an amount is payable as an annuity, or (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

            1.4. "Beneficiary" shall mean any person designated by a Participant pursuant to Section 11.4 hereof to receive the amount in the Accounts of such Participant in the event of his or her death.

            1.5. "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

            1.6. "Committee" shall mean the Committee constituted as set forth in Section 13 hereof, which shall administer the Plan as provided herein.

            1.7. "Company" shall mean Scott Paper Company. Any function of the Company under the Plan shall be performed by its Operating Committee, except to the extent delegated by such committee to any employee or group of employees of the Company.

            1.8. "Company Common Stock" shall mean Common Shares of Scott Paper Company, and shall include fractional interests in such Shares and Rights prior to the Distribution Date, such terms being defined in the Rights Agreement dated July 15, 1986, between the Company and First Chicago Trust Company of New York (the "Rights Agreement").

            1.9. "Compensation" shall mean, for purposes of the Plan other than Sections 1.15, 5.4, 5.6(b), 5.6(d), 5.6(e), 5.7(b), 5.7(c),
            5.7(d) and Section 6, the total remuneration paid during a Pay Period to an Employee for services rendered including but not limited to salary, overtime pay and lump sum payments in lieu of salary increases plus Deferred Compensation Contributions, and reductions in Compensation contributed to the Scott Paper Company Salaried Employees' Medical, Dental and Dependent Care Program and the Scott Paper Company Flexible Benefit Plan, but excluding any extra or irregular remuneration,





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            such as, but not limited to, Scott Paper Company Flexible Benefit credits, Matching Employer Contributions, contributions under any employee pension or welfare plan, production bonus, quality bonus, sales contest awards, management incentive awards or any other incentive or bonus payments, payments in settlement of claims or in discharge of judgments or awards, termination pay and lump-sum payments of vacation pay. Notwithstanding the foregoing, the Compensation taken into account under the Plan shall be limited to $150,000 (adjusted to reflect any cost of living increases provided in accordance with Section 415(d) of the Code). In determining Compensation for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term, "family" shall include only the spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of the rules of Section 414(q)(6) of the Code, the limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such member's Compensation as determined under this Section prior to the application of this limitation.

            1.10. "Contributions" shall mean amounts paid under the Plan by or on behalf of a Participant pursuant to the provisions of Sections 3, 4 and 6 hereof, including:

                    (a) "Basic Non-Deferred Compensation Contributions" and "Supplementary Non-Deferred Compensation Contributions", sometimes collectively referred to herein as "Non-Deferred Compensation Contributions";

                    (b) "Basic Deferred Compensation Contributions" and "Supplementary Deferred Compensation Contributions," sometimes collectively referred to herein as "Deferred Compensation Contributions";

                    (c)  "Matching Employer Contributions"; and

                    (d)  "Retirement Contributions."

            "Basic Non-Deferred Compensation Contributions" and "Basic Deferred Compensation Contributions," shall sometimes collectively be referred to herein as "Basic Contributions". "Supplementary Non-Deferred Compensation Contributions" and "Supplementary Deferred Compensation Contributions," shall sometimes collectively be referred to herein as "Supplementary Contributions".

            1.11.   "Effective Date" shall mean January 1, 1979.





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            1.12.   "Employee" shall mean any person employed by the Employer
            on a regular basis at a stated rate of Compensation expressed in terms of a weekly, monthly or annual salary, excluding any person included in an unit of employees covered by a collective bargaining agreement, unless otherwise provided pursuant to the agreement between the Employer and such person's collective bargaining representative. A person who is not otherwise employed by the Employer shall be deemed to be employed by the Employer if he or she is a leased employee, within the meaning of Section 414(n) or 414(o) of the Code and regulations thereunder, but to whom Section 414(n)(5) of the Code does not apply.

                    Notwithstanding any provision of the Plan to the contrary, in no event shall the term "Employee" include a person who is employed by the Company in a position categorized as a temporary employee on the personnel records of the Employer as being hired for a special project or task or for a limited period of time.

            1.13. "Employer" shall mean (a) the Company, and (b) all Participating Companies, either individually or collectively as required by the context.

            1.14. "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Employer. Notwithstanding the above, if an Employee shall incur a One-Year Period of Severance, "Employment Commencement Date" shall mean the first date on which such Employee thereafter completes an Hour of Service for the Employer.

            1.15. "Highly Compensated Employee" shall mean an Employee of the Employer who performed services during the Plan Year for which a determination is being made (the "Determination Year") and who during such Determination Year, or the preceding Determination Year,

                    (a) was a five-percent owner (as defined in Section 416(i)(1) of the Code and the regulations issued thereunder);

                    (b) received Compensation from the Employer in excess of $75,000 (adjusted to reflect any cost of living increases provided in accordance with Section 415(d) of the Code);

                    (c) received Compensation from the Employer in excess of $50,000 (adjusted to reflect any cost of living increases provided in accordance with Section 415(d) of the Code) and was in the top 20 percent of





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                    Employees based on Compensation paid during such Plan Year;
                    or

                    (d) was an officer of the Employer and received Compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year.

            Notwithstanding the foregoing, the provisions of paragraph (b), (c) or (d) above shall not cause an Employee to be treated as a Highly Compensated Employee for the Determination Year of reference unless such Employee is one of the top 100 Active Employees (based on Compensation received) during such Determination Year and was a Highly Compensated Employee in accordance with the provisions of paragraph (b), (c) or (d) above for the preceding Determination Year (without regard to this sentence).

            For purposes of paragraph (d), no more than fifty employees (or, if lesser, the greater of three employees or ten percent of the employees) shall be treated as officers, and if no officer meets the requirements of paragraph (d), then the highest paid officer for such year shall be treated as meeting the requirements of such paragraph.

            For purposes of determining the number of employees in the top-paid group, or the number of officers under paragraph (d), employees who have less than six months of service, employees who work less than 17 1/2 hours per week or less than six months per year, employees who have not attained age 21, and nonresident aliens may be excluded.

            A former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee when such employee separated from service, or if such employee was a Highly Compensated Employee at any time after attaining age 55.

            For purposes of this Section 1.15, all employees (other than leased employees within the meaning of Section 414(a)(2) of the Code) of the Employer or an Affiliated Company shall be treated as employed by a single employer.

            For purposes of this Section 1.15, the term "Compensation" shall have the meaning set forth in Section 5.4(e) hereof; provided, however, that Compensation for this purpose shall also include a Participant's Deferred Compensation Contributions under the Plan and any other contributions made by the Participant pursuant to a salary reduction agreement under the terms of any other plan maintained by





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            the Employer or an Affiliated Company pursuant to Section 125 or
            401(k) of the Code.

            If any person is a member of the family of a five-percent owner who is an Employee or former Employee or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees with the greatest Compensation for the Plan Year, such person shall not be considered a separate Employee. In such case, the family member (or family members) and five percent owner or Highly Compensated Employee shall be treated as a single Highly Compensated Employee receiving Compensation and Plan contributions equal to the sum of the Compensation and Plan contributions of the family members and the five-percent owner or Highly Compensated Employee. The term "family" shall mean, with respect to any Employee or former Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

            1.16. "Hour of Service" shall mean each hour for which an Employee is paid or is entitled to payment by the Employer for the performance of duties for it.

            1.17. "Maximum Deferral," as used in Section 3.3 hereof, shall mean the greatest amount of Deferred Compensation Contributions that may be deposited with respect to a Participant in any Plan Year pursuant to Section 402(g) of the Code. The Maximum Deferral shall be Seven Thousand Dollars ($7,000.00), as adjusted for cost-of-living increases pursuant to Section 402(g)(5) of the Code.

            1.18. "One-Year Period of Severance" shall mean each period of twelve (12) consecutive months beginning on an Employee's Severance Date and ending on the day preceding each anniversary of such date during which the Employee does not perform an Hour of Service for the Employer. Notwithstanding the foregoing, the 24-consecutive month period beginning on the first day of an absence from work for any period (a) by reason of the pregnancy of an Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall not be included in a One-Year Period of Severance. An Employee who is absent from work during any period for one of the reasons specified in the preceding sentence shall provide to the Committee, in the manner prescribed by the Plan Administrator or the Committee, information establishing (i) that the absence from work is for one of the reasons set forth in the





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            preceding sentence, and (ii) the number of days for which there was such an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of the Employer.

            1.19. "Participant" shall mean any Employee who becomes a Participant in the Plan as provided in Section 2 hereof.

            1.20. "Participating Company" shall mean any Wholly-Owned Subsidiary of the Company whose participation in the Plan shall have been authorized by the Board of Directors of the Company or by the Company and which shall have adopted the provisions of the Plan and agreed either to make Matching Employer Contributions or to reimburse the Company on account of Matching Employer Contributions made in respect of any of its Employees who become Participants in the Plan. "Wholly-Owned Subsidiary of the Company" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, each of which corporations, other than the last corporation in the unbroken chain, owns all of the voting stock (other than Directors' qualifying shares) in one of the other corporations in such chain.

            1.21. "Pay Day" shall mean the day on which an Employee is paid Compensation for services rendered during a Pay Period.

            1.22.   "Pay Period" shall mean a weekly, biweekly,   semi-monthly
            or monthly period, depending upon whether an Employee is paid
            Compensation weekly, bi-weekly,   semi-monthly or monthly.

            1.23. "Plan" shall mean the Scott Paper Company Salaried Investment Plan as herein set forth. The Plan is intended to be a qualified profit sharing plan within the meaning of Section 401(a) of the Code, and with respect to Deferred Compensation Contributions and Matching Employer Contributions, a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code.

            1.24. "Plan Administrator" shall mean the person appointed by the Committee pursuant to Section 13.1 hereof to carry out certain aspects of the administration of the Plan as required hereunder or by the Committee.

            1.25. "Plan Year" shall mean the calendar year commencing on the Effective Date and each calendar year thereafter.





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            1.26.   "Qualified Domestic Relations Order" shall mean a
            judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant (the "Alternate Payee") and which: (a) creates or recognizes the existence of the Alternate Payee's right to, or assigns to the Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; and (b) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's Plan benefits to be paid to the Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and (c) does not require the Plan to
            (i) provide any type or form of benefit, or any option not otherwise provided under the Plan, (ii) provide increased benefits, or (iii) pay benefits to the Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order. A Qualified Domestic Relations Order may provide that distribution commence to the Alternate Payee immediately, regardless of whether the Participant has incurred a Severance Date, if the Order directs (a) that the payment of the benefits be determined as if the Participant had retired on the date on which payment is to begin under such Order, taking into account only the vested balance standing to the Participant's credit in his or her Accounts on such date, and (b) that the payment be made in a form in which such benefits may be paid under the Plan to the Participant, excluding any form of benefit prohibited by law with respect to the Alternate Payee. If the Order provides for an immediate distribution, such distribution shall commence as soon as practicable after the end of the month in which the domestic relations order is determined to be a Qualified Domestic Relations Order under Section 14.4 of the Plan. Notwithstanding the foregoing, if the total amount distributable to an Alternate Payee does not exceed three thousand five hundred dollars (or such other amount as the Secretary of the Treasury shall specify), the Committee shall make such distribution in one lump sum in cash, which distribution shall be made as soon as practicable after the end of the month in which the domestic relations order is determined to be a Qualified Domestic Relations Order under Section
            14.4 of the Plan. The amount distributable to an Alternate Payee under this Section 1.26 shall be based on the value of the Participant's Account, or the portion of





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            the Participant's Account allocated to the Alternate Payee, as determined under Section 12 on the last day of the month preceding the month in which distribution is made or commences, or if such day is not a business day, the first business day of the month following such day.

            1.27. "Required Distribution Date" shall mean the April 1 of the Plan Year following the Plan Year in which the Participant attains age 70 1/2.

            1.28. "Retirement" shall mean the retirement of an Employee under an established retirement program of the Employer. "Early Retirement" shall mean the first day of any month next following the later of a Participant's reaching age 55 and being credited with 15 Years of Employment. "Normal Retirement Age" shall mean the first day of the month following which the Participant reaches age 65, or if later, the Participant completes one Year of Employment or the fifth anniversary of the Participant's commencement of participation in the Plan, if earlier.

            1.29. "Severance Date" shall mean, for any Employee, the earliest of the dates on which such Employee dies, terminates employment with the Employer and all Affiliated Companies and any successor to the Employer or an Affiliated Company (including the purchaser of assets or a subsidiary as described in Section 11.11), or ceases to be actively employed by the Employer or an Affiliated Company or any successor to the Employer or an Affiliated Company (including the purchaser of assets or a subsidiary as described in Section 11.11) for reasons other than a leave of absence; provided, however, that for purposes of Section 11, a former Employee's Severance Date shall not be earlier than: (a) the date such individual ceases to perform services for the Employer and all Affiliated Companies as an employee of another entity; or, (b) if later, the first day on which the former Employee ceases to receive a payment under the Scott Paper Company Termination Pay Plan for Salaried Employees or, if the Employee retires after such payments cease, the first day of the month following the month in which payments cease. Notwithstanding the foregoing, for purposes of Sections 1.18, 1.33 and 9.4, 'Severance Date' shall mean, for any Employee, the earliest of the dates on which such Employee dies, terminates employment with the Employer and all Affiliated Companies, or is absent from active employment with the Employer and all Affiliated Companies for one year; provided, however, if the Employee is absent for military service required by law, the Employee shall not incur a Severance Date if such Employee returns to service with the Employer or an Affiliated Company within 90 days of his or her release from active military duty or





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            such shorter or longer period during which his or her right to reemployment is protected by law.

            1.30. "Total and Permanent Disability" shall mean a physical or mental disability that totally disables the Participant to such an extent that he is rendered wholly and continuously unable to engage in any occupation or perform any work for any kind of compensation of financial value. The disability must be certified by a licensed doctor of medicine to be such as can reasonably be expected to continue during the remainder of the Participant's lifetime.

            1.31.   "Trust Fund" shall mean the trust fund created   pursuant
            to Section 7 hereof.

            1.32. "Trustee" shall mean the person, firm or corporation appointed by the Committee to manage and control the Trust Fund.

            1.33. "Year of Employment" shall mean each 12-month period of service beginning on an Employee's Employment Commencement Date and ending on his or her Severance Date. Nonsuccessive periods of service shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of aggregation of fractional months) equal a Year of Employment. After such aggregation, any remaining period of service of less than 12 months shall be disregarded for purposes of determining a Participant's vested interest under the Plan pursuant to Section 9. If an Employee incurs a Severance Date and, prior to the occurrence of a One-Year Period of Severance, the Employee performs an Hour of Service for the Employer or an Affiliated Company, Years of Employment shall also include the period between such Severance Date and the date on which such Hour of Service is performed.
            Years of Employment shall include all years of employment with the Employer or an Affiliated Company whether or not the employee qualified as an Employee during those years.

            If a Participant had no vested interest in any of his or her Accounts (other than his or her Basic or Supplementary Non-Deferred Compensation Account, or amounts credited to the Participant pursuant to a rollover or direct transfer) at the time he or she incurred a One-Year Period of Severance, such Participant's pre-severance Years of Employment shall be counted in determining his or her vested percentage under Section 9.2 after a subsequent Employment Commencement Date if the Participant completes an Hour of Service at a time when his or her consecutive One-Year Periods of Severance do not equal or exceed the greater of (a) five (5) or
            (b) the number of Years of





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            Employment such Participant had to his or her credit prior to his or her One-Year Period of Severance. Otherwise, the Participant's pre-severance Years of Employment shall be canceled.

            Notwithstanding the foregoing, a Participant's Years of Employment after any One-Year Period of Severance shall not increase his or her vested interest in his or her pre-severance Account balance unless the Participant again completes an Hour of Service prior to incurring five (5) consecutive One-Year Periods of Severance and only if his or her pre-severance Account balance is restored as described in Section 9.4, if the vested amount was previously distributed.

SECTION 2.  PARTICIPATION

            2.1. Each Employee shall be eligible to become a Participant in the Plan on his or her Employment Commencement Date. An Employee who is a leased employee shall be ineligible to participate in the Plan.

            2.2. An Employee who is eligible to participate in the Plan may elect to make Deferred Compensation and Non-Deferred Compensation Contributions on the first Pay Day of any month beginning on or after January 1, 1993 (or on such other day or days as may be approved by the Committee) by delivering a properly executed enrollment form to the Scott Benefits Service Center, at such time in advance as may be specified by the Committee.

            2.3. Each enrollment form shall be in the form prescribed by the Plan Administrator or the Committee; provided, however, that such form shall contain a statement that the Employee has received a copy of the Prospectus relating to the Plan, that a copy of the Plan has been made available to him or her, and that he or she adopts and agrees to the terms of the Plan.

            2.4. Each Participant's enrollment form shall also specify whether the election in Section 3.1 hereof has been made, the rate of his or her Non-Deferred Compensation Contribution and the rate of his or her Deferred Compensation Contribution, determined in accordance with the provisions of Section 3 hereof, to be deducted or withheld from the Compensation paid or otherwise payable to such Participant during each Pay Period, and shall authorize and direct the deposit of such amount in the Trust Fund pursuant to the provisions of Section 8 hereof. In the event a Participant does not elect the manner in which his or her Non-Deferred Compensation Contributions and Deferred Compensation





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            Contributions are to be invested, the Trustee shall invest such amounts in the Fixed Income Fund.

            2.5. Each Employee shall become eligible to receive Retirement Contributions on his or her Employment Commencement Date, even if he or she does not elect to make any Deferred Compensation Contributions.

            2.6. If, as a result of a change in job classification or a transfer to an Affiliated Company, a Participant no longer qualifies as an Employee and becomes eligible to participate in another qualified retirement plan maintained by the Employer or an Affiliated Company which permits the transfer of a Participant's Accounts from this Plan and which contains a vesting provision identical to, or more favorable to the Participant than that under
            Section 9.2 hereof, the value of the Participant's Accounts shall be transferred to such other plan and shall continue to vest, to the extent not already vested, in accordance with the provisions of such other plan; provided, however, that the Committee, in its sole discretion, shall refuse to allow a transfer if such transfer would violate the provisions of Section 411(d)(6) of the Code and the regulations thereunder. Upon any such transfer, he or she shall cease to be a Participant hereunder and his or her Accounts shall thereafter be subject to the terms and conditions of such other plan.

SECTION 3.  DEFERRED COMPENSATION AND NON-DEFERRED COMPENSATION CONTRIBUTIONS

            3.1. Each Participant may elect in the enrollment form to reduce his or her Compensation that would otherwise be paid and to direct the Employer to deposit an amount equal to such reduction in the Trust Fund pursuant to Section 8 hereof. Subject to the provisions of Sections 3.3, 5.5, 5.6, 5.7 and 5.8, and any applicable limitations imposed by law, the rate of reduction in Compensation shall be 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%,
            14% or 15% of the Compensation otherwise payable to the Participant in each Pay Period, rounded to the nearest whole dollar. Such rate shall be designated as the rate of Deferred Compensation Contributions and the amounts so deposited in the Trust Fund shall be designated as Deferred Compensation Contributions. Deferred Compensation Contributions up to and including 5% of Compensation shall be designated as Basic Deferred Compensation Contributions, which shall give rise to Matching Employer Contributions pursuant to the provisions of Section 4 hereof. Deferred Compensation Contributions in excess of 5% of Compensation shall be designated as





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
            Supplementary Deferred Compensation Contributions, and shall not give rise to Matching Employer Contributions.

            3.2. The enrollment form executed by each Participant shall also specify the rate of his or her Non-Deferred Compensation Contributions to be paid into the Trust Fund. Subject to the provisions of Sections 3.3, 5.5, 5.7 and 5.8, and any applicable limitations imposed by law, the rate of Non-Deferred Compensation Contributions shall be 0% (if only Deferred Compensation Contributions are made pursuant to Section 3.1 hereof), 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14% or 15% of the
            Compensation paid to a Participant in each Pay Period, rounded to the nearest whole dollar; provided, however, that the sum of the rate of Deferred Compensation Contributions and the rate of Non-Deferred Compensation Contributions in any Pay Period shall not exceed 15% of the Compensation then paid or otherwise payable to a Participant. If a Participant's rate of Deferred Compensation Contribution is less than 5%, then Non-Deferred Compensation Contributions up to and including the product of (a) the Compensation paid or otherwise payable to the Participant in each Pay Period and (b) the difference between (i) 5%, and (ii) the rate of Deferred Compensation Contributions, shall be designated as Basic Non-Deferred Compensation Contributions, which shall give rise to Matching Employer Contributions pursuant to the provisions of Section 4 hereof. Non-Deferred Compensation Contributions in excess of this product shall be designated as Supplementary Non-Deferred Compensation Contributions, and shall not give rise to matching Employer Contributions. If a Participant's rate of Deferred Compensation Contribution exceeds 4%, then there shall be no Basic Non-Deferred Compensation Contributions and all Non-Deferred Compensation Contributions shall be designated as Supplementary Non-Deferred Compensation Contributions, and shall not give rise to Matching Employer Contributions.

            3.3. Notwithstanding Section 3.1, Deferred Compensation Contributions may not exceed the Maximum Deferral with respect to each Participant in any Plan Year. If a Participant's elected Deferred Compensation Contributions for any Plan Year would exceed the Maximum Deferral in a Pay Period, an amount will be deposited which would bring the Participant's Deferred Compensation Contributions to a level equal to the Maximum Deferral. Upon reaching the Maximum Deferral, the Participant's Deferred Compensation Contributions for the Plan Year shall cease. For Plan Years prior to January 1, 1990, the Participant's Non-Deferred Compensation Contributions shall also cease upon reaching the Maximum Deferral unless the Participant elects, in the manner prescribed by the Plan Administrator or the Committee, that Non-Deferred Compensation Contributions shall continue to be made or commence to be made on his behalf.
            Effective for Plan Years beginning on or after January 1, 1990, the Participant's total rate of contributions in effect immediately prior to reaching the Maximum Deferral shall be converted to a Non-Deferred Compensation Contribution rate unless the Participant elects, in the manner prescribed by the Plan Administrator or the Committee, that Non-Deferred Compensation Contributions be made at a different rate. With respect to any Plan Year following the Plan Year in which the Participant has made the Maximum Deferral, unless the Participant changes their contribution rate, at the time and in the manner prescribed by the Plan Administrator or the Committee, the Participant's rate of Deferred Compensation Contribution and Non-Deferred Compensation Contribution shall commence at the rate in effect immediately prior to the Participant reaching the Prior Plan Year's Maximum Deferral. If the Participant changes their rate of contribution after the Maximum Deferral has been made, that rate of contribution will remain in effect until the Participant subsequently elects to change their rate of contribution.

            3.4. Anything to the contrary notwithstanding, Contributions may not be made by or on behalf of a Participant:

                    (a) at any time during which he or she is eligible to make deposits as a 'Participant' of the Scott Paper Company Hourly Investment Plan;

                    (b) during any period of time in which such Participant no longer qualifies as an Employee;

                    (c) during the period of time commencing on his or her Severance Date, and ending on his or her next Employment Commencement Date; or

                    (d) who has not delivered a properly executed enrollment form in accordance with the provisions of Section 2 and this Section 3;

            provided, however, that Retirement Contributions shall continue to be made for a Participant during any period of time in which the Participant is receiving payments under the Company's Termination Pay Plan.

            3.5. Amounts representing Deferred Compensation and Non-Deferred Compensation Contributions shall be deducted or withheld from payrolls, and such amounts shall, not less frequently than monthly, be paid into the Trust Fund; provided, however, that the Employer may, in its discretion, transmit any monies to be invested by an insurance company managing or maintaining a Fund hereunder, directly to such insurance company not less frequently than monthly. Contributions by or on behalf of a Participant shall cease automatically on the Pay Day preceding commencement of his or her leave of absence without Compensation, and such Contributions shall resume upon the first Pay Day following the termination of such leave. Anything to the contrary herein notwithstanding, no Matching Employer Contributions shall be made to a Participant's Account in respect of any Pay Period during which no Basic Contributions are made by or on behalf of such Participant; nor shall any Participant be permitted to make Contributions other than as specifically provided hereunder.

            3.6. Subject to the provisions of Sections 3.3, 5.5 and 5.6, the rates of Deferred Compensation and Non-Deferred Compensation Contributions specified by a Participant shall remain in effect until changed by request of the Participant in the manner prescribed by the Plan Administrator or the Committee. Such a request shall be made no later than the fifteenth day of the month preceding the effective date; the effective date of any such change shall be the first Pay Day of a month.

            3.7. The amount of each Participant's Contributions shall be determined according to his or her Compensation from time to time, but his or her rates of Contribution shall be changed only as prescribed in Section 3.6 above.

            3.8. A Participant may reduce his or her rates of Contributions to zero without withdrawing from the Plan by making a request in accordance with the provisions of Section 3.6 above.

            3.9. The Trustee shall accept on behalf of each Participant who on September 30, 1984 is an Active Employee with a balance in his or her Accounts and for whom Contributions are not disallowed under
            Section 3.4(e), an amount equal to the interest on his or her contributions payable to him or her under Section 6.3(g) of the Scott Paper Company Retirement Plan for Salaried Employees ("Salaried Plan"). Such amount shall be transferred directly from the Salaried Plan to this Plan and shall be credited as earnings on, and invested in the same manner as, such Participant's Supplementary Non-Deferred Compensation Account.

SECTION 4.  MATCHING CONTRIBUTIONS BY THE EMPLOYER

            4.1. Subject to the provisions of Section 15.1 hereof, the Employer shall, not less frequently than monthly, pay or cause to be paid to the Trustee, or, at the Employer's discretion, directly to an insurance company managing or maintaining a Fund hereunder, an amount equal to seventy-five percent (75%) of the first 2% of Basic Contributions and fifty percent (50%) of the next 3% of Basic Contributions for each month. Such Employer Contributions shall be designated as Matching Employer Contributions.

            4.2. Notwithstanding the above, Matching Employer Contributions shall be made only out of current or accumulated profits as determined in accordance with generally accepted accounting principles and shall not exceed the aggregate thereof at the time of such Contributions. If the current or accumulated profits of any Employer are not sufficient to permit the required Contributions, then so much of the Contributions which such Employer is not permitted to make may be made by any other Employer to the extent of its current or accumulated profits remaining after adjustment for Contributions made on behalf of its Employees. No reimbursement shall be required as a result thereof. If the current or accumulated profits of the Company and all Participating Companies are not sufficient to permit the required Contributions, the Employer may make such Contributions at a subsequent time when then current or accumulated profits permit; provided, however, that the Basic Contributions to which such Employer Contributions relate must still be in the Trust Fund; and provided further, that such
            Contributions must not cause the limits imposed by   Section 5.4
            hereof to be exceeded.

            4.3. The expenses of establishing and administering the Plan shall be paid from the Trust Fund and allocated among the Accounts of the Participants in the same manner as investment losses experienced proportionately by all Accounts in the Trust Fund, except to the extent that the Company, in its sole discretion, has determined that the Employer shall pay any such expenses. The transfer taxes, brokerage fees and other expenses in connection with the purchase, sale or distribution of Company Common Stock shall be paid by the Trust Fund, and shall be deemed part of the cost of such Company Common Stock, or deducted in computing the sale proceeds therefrom, as the case may be except to the extent that the Company, in its sole discretion, determines that such taxes, fees or expenses (other than transfer taxes on distribution) shall be paid by the Employer.

            4.4. All Matching Employer, Deferred Compensation and Retirement Contributions under the Plan are conditioned upon the deductibility of such Contributions under Section 404 of the Code and to the extent the deduction is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. That portion of the Contributions returned to the Employer which is attributable to Deferred Compensation Contributions shall thereafter be paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current Compensation) by the Employer to the Employees from whose Compensation such amounts were obtained. Earnings attributable to such Contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned. For purposes of this Section 4.4, Contributions which are not deductible in the current taxable year of the Employer but which may be deducted in taxable years subsequent to the year in respect of which it is made, shall not be considered to be disallowed.

            4.5. If Matching Employer, Deferred Compensation and Retirement Contributions are made by reason of a mistake of fact, such Contributions shall be returned to the Employer within one year after such Contributions are made. The amount which may be returned to the Employer shall not exceed the excess of (i) the amount contributed, over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. That portion of the Contributions returned to the Employer which is attributable to Deferred Compensation Contributions shall thereafter be paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current Compensation) by the Employer to the Employees from whose Compensation such amounts were obtained. Earnings attributable to the excess Contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned.

SECTION 5.  ALLOCATION OF CONTRIBUTIONS

            5.1. A Participant's Basic Deferred Compensation Contributions and Supplementary Deferred Compensation Contributions in respect of any Plan Year shall be allocated to his or her Basic Deferred Compensation Account and Supplementary Deferred Compensation Account, respectively, and shall be invested in accordance with the provisions of Section 8 hereof. Any earnings or appreciation (less losses and depreciation) attributable to such Contributions shall be allocated to the respective Account producing same.

            5.2. A Participant's Matching Employer Contributions in respect of any Plan Year shall be allocated to his or her Matching Employer Account. Fifty percent (50%) of the Matching Employer Contributions shall be invested in the Company Common Stock Fund and the remaining fifty percent (50%) shall be invested in the Funds in the same proportion that the Participant designates for the Basic and Supplementary Contributions in accordance with the provisions of Section 8 hereof. Any earnings or appreciation (less losses and depreciation) attributable to such Contributions shall be allocated to the Matching Employer Account producing same.

            5.3. A Participant's Basic Non-Deferred Compensation Contributions and Supplementary Non-Deferred Compensation Contributions in respect of any Plan Year shall be allocated to his or her Basic Non-Deferred Compensation Account and Supplementary Non-Deferred Compensation Account, respectively, and shall be invested in accordance with the provisions of Section 8 hereof.
            Any earnings or appreciation (less losses and depreciation) attributable to such Contributions shall be allocated to the respective Account producing same.

            5.4. Anything to the contrary herein notwithstanding, no Contribution hereunder shall be made which will violate the limitations set forth below:

                    (a) The Annual Addition to a Participant's Accounts (as such term is defined below) in any Plan Year either solely under the Plan or under an aggregation of the Plan with all other qualified defined contribution plans of the Employer may not exceed the lesser of (i) $30,000, (or such other amount as may be prescribed under regulations issued by the Secretary of the Treasury under Section 415(d) of the
                    Code), or (ii) twenty-five percent (25%) of the Employee's total Compensation for the Plan Year.

                    (b) If a Participant also participates under any other qualified defined contribution plan or any qualified defined benefit plan maintained by the Employer or an Affiliated Company, all such defined contribution plans shall be considered as one defined contribution plan, and all such defined benefit plans shall be considered as one defined benefit plan. In such event, the sum of the defined contribution plan fraction and the defined benefit plan fraction for any Plan Year shall not exceed 1.0. In determining the allowable limitation referred to in the preceding sentence:

                             (1) The defined benefit plan fraction shall be determined by dividing the projected annual benefit of the Participant under the defined benefit plan by the lesser of:

                                     (i) the product of 1.25 and $90,000
                                     (subject to all adjustments as are
                                     permitted by, or required under, Section
                                     415 of the Code), or

                                     (ii) the product of 1.4 and 100% of the
                                     Participant's average annual total
                                     Compensation for his or her highest three consecutive years; and

                             (2) The defined contribution plan fraction shall be determined by dividing the sum of all Annual Additions to the Participant's Accounts (as such term is defined below) for all years in which he or she was a participant in any such defined contribution plan by the sum of the lesser of (i) or (ii) below for each year during which the Participant was an employee of the Employer:

                                     (i) the product of 1.25 and the dollar
                                     limitation in effect under Section
                                     415(c)(1)(A) of the Code for such year, or

                                     (ii) the product of 1.4 and 25% of the
                                     Participant's total Compensation for such year.

                    In the event that the sum of the defined contribution plan fraction and the defined benefit plan fraction would exceed the allowable limitation for any Plan Year, the Participant's anticipated benefit under the defined benefit plan shall be reduced accordingly.

                    (c) For purposes of this Section 5.4, the term "Annual Addition" as applied to each Participant shall mean the sum of the following amounts allocated to the Participant's accounts under the Plan or any other qualified defined contribution plan of the Employer or any Affiliated
                    Company: (1) Matching Employer Contributions, Retirement Contributions and Deferred Compensation Contributions allocated under Sections 5.1 and 6.3 (excluding Deferred Compensation Contributions distributed pursuant to Section 5.5) and any other employer contributions; (2) forfeitures; and (3) Non-Deferred Compensation Contributions and any other employee contributions.

                    Amounts described in Section 415(l) and 419A(d)(2) of the Code contributed for any Plan Year for the benefit of the Participant shall be treated as an Annual Addition to the extent provided in such sections.

                    (d) If a Member's Annual Addition exceeds the amount specified in Section 5.4(a):

                             (1) the Participant's Non-Deferred Compensation Contributions for such Plan Year, if any, shall be refunded to him or her in an amount equal to the lesser of (i) the amount of such Contributions, or
                             (ii) the amount of such excess; and

                             (2) if, after application of Section 5.4(d)(1) above, there remains an excess, the balance, subject to application of Section 5.4(a) shall be held in a "Suspense Account" and allocated in subsequent Plan Years as if it were a forfeiture arising in such subsequent Plan Years; provided, however, to the extent any portion of a Participant's Deferred Compensation Contributions are determined to be excess under this Section, such Deferred Compensation Contributions, with income thereon, shall be refunded to him or her as soon as administratively practicable.

                    (e) For purposes of this Section, "Compensation" shall include wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan or any Affiliated Company, but shall not include the following:

                             (1) contributions made to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Participant's gross income for the taxable year in which contributed;

                             (2) contributions made on behalf of a Participant to a simplified employee pension plan to the extent they are deductible by the Participant under Section 219(b)(7) of the Code;

                             (3) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income);

                             (4)  amounts realized from the exercise of a
                             non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                             (5) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or

                             (6)  other amounts which receive special tax
                             benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or employer contributions towards the purchase of an annuity contract described in
                             Section 403(b) of the Code.

            5.5. (a) Notwithstanding anything herein to the contrary, a Participant's Deferred Compensation Contributions made under this Plan and elective deferrals made under any other qualified plan maintained by the Employer or an Affiliated Company for any taxable year shall not exceed the Maximum Deferral.

                    (b)      (1)     If the Participant's Deferred Compensation
                             Contributions made under this Plan and his elective deferrals made under any other qualified cash or deferred arrangement maintained pursuant to Section 401(k) of the Code by a company other than the Employer or an Affiliated Company for a taxable year exceed the Maximum Deferral, the Participant may allocate to the Plan any or all of such excess deferrals. The Participant shall notify the Committee of such allocation in writing no later than the March 1 following the taxable year in which the excess deferrals were made.


                             (2) If the Participant's Deferred Compensation Contributions made under this Plan and his elective deferrals made under any other qualified cash or deferred arrangement maintained pursuant to Section 401(k) of the Code by the Employer or an Affiliated Company for a taxable year exceed the Maximum Deferral, the Participant shall be deemed to have made a claim for distribution of excess elective deferrals and the Plan Administrator shall coordinate corrective action under this Plan with the manager of such other cash or deferred arrangement.

                    (c) Notwithstanding any other provisions of the Plan, not later than the April 15th following the close of the taxable year, the Committee shall distribute to the Participant the excess deferrals allocated to the Plan pursuant to Section 5.5(b) (adjusted for any income or loss attributable thereto, calculated, as of the date of distribution, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee; subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration; and reduced by any amounts previously distributed or recharacterized as Non-Deferred Compensation Contributions under Section 5.6(d)). Matching Employer Contributions (excluding Matching Employer Contributions that are returned to the Company pursuant to Section 5.7) made for Plan Years beginning on or after January 1, 1992 that a Participant has received on account of his excess deferrals shall be forfeited, with income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), and shall be used to reduce the amount of Matching Employer Contributions otherwise required to be contributed under the Plan in accordance with Section 9.4.

            5.6. (a) The Average Deferral Percentage for all eligible Employees who are Highly Compensated Employees shall not exceed the greater of (1) or (2), as follows:

                             (1)  The Average Deferral Percentage for all
                             eligible Employees who are not Highly Compensated Employees, multiplied by 1.25, or

                             (2)  The Average Deferral Percentage for all
                             eligible Employees who are not Highly Compensated Employees, multiplied by 2.0; provided that the Average Deferral Percentage for Highly Compensated Employees may not exceed the Average Deferral Percentage for eligible Employees who are not Highly Compensated Employees by more than two percentage points.

                    (b) For purposes of Section 5.6(a), the term "Average Deferral Percentage" as applied to a specified group of eligible Employees shall mean the average of the ratios, calculated separately for each such eligible Employee in such group, of:

                             (1)  the amount of Deferred Compensation
                             Contributions (excluding any Deferred Compensation Contributions that are (i) taken into account in determining the Average Contribution Percentage described in Section 5.7, (ii) distributed to an Employee who is not a Highly Compensated Employee pursuant to a claim for benefits under Section 5.5, or (iii) returned to the Participant pursuant to Section 5.4), to

                             (2)  the Employee's Compensation for such Plan
                             Year.

                    (c) For the purposes of this Section, the deferral percentage of a Highly Compensated Employee who is an eligible Employee under this Plan and who has made elective deferrals under any other qualified cash or deferred arrangement maintained by the Employer or an Affiliated Company (excluding plans that are not permitted to be aggregated under Treas. Reg. Section 1.401(k)- 1(b)(3)(ii)(B)) shall be the sum of his deferral percentages under all such plans.

                    (d) If the Average Deferral Percentage for all eligible Employees who are Highly Compensated Employees exceeds the amount specified in Section 5.6(a) for any Plan Year, the amount specified in Section 5.6(b)(1) for the Highly Compensated Employee(s) with the highest deferral percentage shall be reduced so that his or her deferral percentage is reduced to the greater of (a) such percentage that enables the Plan to satisfy the Average Deferral Percentage test, or (b) a percentage equal to the deferral percentage of the Highly Compensated Employee(s) with the next highest percentage. This procedure shall be repeated until the Average Deferral Percentage test is satisfied. In the case of a Highly Compensated Employee whose Average Deferral Percentage is determined pursuant to Section 5.6(e), the Average Deferral Percentage shall be reduced as described above and any excess amounts shall be allocated among the family members in proportion to the contributions of each family member that have been aggregated. The amount of Deferred Compensation Contributions so reduced, together with the attributable income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), including income for the Plan Year for which the excess amounts were contributed and income for the period between the end of the Plan Year and the date of distribution, shall, at the Committee's direction, be (a) recharacterized as Non-Deferred Compensation Contributions (except that such amount recharacterized shall continue to be treated as Deferred Compensation Contributions for purposes of Section
                    10), no later than two and one-half months immediately following the close of such Plan Year; or (b) paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration) by the Employer to the Employees from whose Compensation
                    such amount was obtained.   Such payment shall be made
                    within two and one-half (2 1/2) months following the close of such Plan Year, if administratively practicable, but in no event later than twelve (12) months following the close of the Plan Year. Matching Employer Contributions (excluding Matching Employer Contributions that are returned to the Company pursuant to Section 5.7 and Matching Employer Contributions received on account of contributions that are recharacterized as Basic Non-Deferred Compensation Contributions) made for Plan Years beginning on or after January 1, 1992 that a Participant has received on account of his excess deferrals shall be forfeited, with income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), and shall be used to reduce the amount of Matching Employer Contributions otherwise required to be contributed under the Plan in accordance with Section 9.4.

                    (e) For purposes of determining the deferral percentage of a Highly Compensated Employee who is a five-percent owner (as defined in Section 416(i) of the Code and the regulations issued thereunder), or who is one of the top 10 Highly Compensated Employees based on Compensation (as defined in Section 1.15) received during the Plan Year of reference, the amount of Deferred Compensation Contributions (in dollars) and the Compensation of such Highly Compensated Employee shall be aggregated with the Deferred Compensation Contributions (in dollars) and the Compensation, respectively, of (i) all Eligible Employees (if any) who are Family Members of such Highly Compensated Employee and who are Highly Compensated Employees, or (ii) all Eligible Employees (if any) who are Family Members or such Highly Compensated Employee; whichever produces the highest ratio of aggregated Deferred Compensation Contributions to aggregated Compensation. Such ratio shall be the deferral percentage attributable to the Highly Compensated Employee, and the Family Member(s) shall not be considered a separate Employee in determining the Average Deferral Percentage hereunder. For purposes of this paragraph, "Family Member" means, with respect to an Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants, taking into account legal adoptions. (f) For purposes of Sections 5.6(b), 5.6(d) and, except as otherwise provided therein, Section 5.6(e), the term "Compensation" shall mean all compensation for services performed for the Employer which is required to be reported on the Employee's IRS Form W-2 as described in 6 CFR 1.415-2(d)(11))i), and, at the election of the Company, any Deferred Compensation Contributions and other amounts excluded from gross compensation under Section 125 or 402(e)(3) of the Code.

            5.7. (a) The Average Contribution Percentage for all eligible Employees who are Highly Compensated Employees shall not exceed the greater of (1) or (2), as follows:

                             (1) The Average Contribution Percentage for all eligible Employees who are not Highly Compensated Employees, multiplied by 1.25, or

                             (2) The Average Contribution Percentage for all eligible Employees who are not Highly Compensated Employees, multiplied by 2.0; provided that the Average Contribution Percentage for Highly Compensated Employees may not exceed the Average Contribution Percentage for eligible Employees who are not Highly Compensated Employees by more than two percentage points.

                    (b) For purposes of Section 5.7 (a), the term "Average Contribution Percentage" as applied to a specified group of eligible Employees shall mean the average of the ratios, calculated separately for each such Employee in such group, of:

                             (1) the amount of Matching Employer Contributions (to the extent permitted by Section 401(m) of the Code and the regulations issued thereunder), Non-Deferred Compensation Contributions (including Deferred Compensation

                             Contributions recharacterized as Non-Deferred Compensation Contributions under Section 5.6(d)), if any, and, at the discretion of the Committee, the amount of Deferred Compensation Contributions paid to the Plan on behalf of each such Employee for such Plan Year, to

                             (2)  the Employee's Compensation for such Plan
                             Year.

                                     Deferred Compensation Contributions may be
                             taken into account under this Section only to the extent permitted by Treasury regulations.

                                     For the purposes of this Section, the
                             contribution percentage of a Highly Compensated Employee who is an eligible Employee under this Plan and who has made after-tax contributions (including any elective deferrals recharacterized as after-tax contributions) or received matching contributions under any other qualified retirement plan maintained by the Employer or an Affiliated Company (excluding plans that are not permitted to be aggregated under Treas. Reg. Section 1.401(m)-1(b)(3)(ii)) shall be the sum of his contribution percentages under all such plans.

                    (c) If the Average Contribution Percentage for all eligible Employees who are Highly Compensated Employees exceeds the amount specified in Section 5.7(a) for any Plan Year, the amount specified in Section 5.7(b)(1) for the Highly Compensated Employee(s) with the highest contribution percentage shall be reduced so that his or her contribution percentage is reduced to the greater of (a) such percentage that enables the Plan to satisfy the Average Contribution Percentage test, or (b) a percentage equal to the contribution percentage of the Highly Compensated Employee(s) with the next highest percentage. This procedure shall be repeated until the Average Contribution Percentage test is satisfied. In the case of a Highly Compensated Employee whose Average Contribution Percentage is determined pursuant to Section 5.7(d), the Average Contribution Percentage shall be reduced as described above and any excess amounts shall be allocated among the family members in proportion to the contributions of each family member that have been aggregated. The amount so reduced, together with the attributable income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), including income for the Plan Year for which the excess amounts were contributed and income for the period between the end of the Plan Year and the date of distribution, shall be deemed to have been contributed to the Plan by mistake of fact, shall be refunded to the Employer, and the portion attributable to Non-Deferred Compensation Contributions shall thereafter be paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration) by the Employer to the Employees from whose Compensation such amount was obtained. Such payment shall be made within two and one-half (2 1/2) months following the close of such Plan Year, if administratively practicable, but in no event later than twelve (12) months following the close of the Plan Year. Matching Employer Contributions (excluding Matching Employer Contributions that are returned to the Company pursuant to Section 5.7) made for Plan Years beginning on or after January 1, 1992 that a Participant has received on account of his excess contributions shall be forfeited, with income thereon (calculated, in accordance with Treasury regulations, in a uniformly applicable method selected by the Committee), and shall be used to reduce the amount of Matching Employer Contributions otherwise required to be contributed under the Plan in accordance with Section 9.4.

                    (d) For purposes of determining the contribution percentage of a Highly Compensated Employee who is a five-percent owner (as defined in Section 416(i) of the Code and the regulations issued thereunder), or who is one of the top 10 Highly Compensated Employees based on Compensation (as defined in Section 1.15) received during the Plan Year of reference, the amount of the Participant's Non-Deferred Compensation Contributions (in dollars), Matching Employer Contributions, and the Compensation of such Highly Compensated Employee shall be aggregated with the Non-Deferred Compensation Contributions, Matching Employer Contributions and the Compensation respectively, of (i) all Eligible Employees (if any) who are Family Members of such Highly Compensated Employee and who are Highly Compensated Employees, or (ii) all Eligible Employees (if any) who are Family Members of such Highly Compensated Employee; whichever produces the highest ratio of aggregated Non-Deferred Compensation Contributions to aggregated Compensation. Such ratio shall be the contribution percentage attributable to the Highly Compensated Employee, and the Family Member(s) shall not be considered a separate Employee in determining the Average Contribution Percentage hereunder. For purposes of this paragraph, "Family Member" means, with respect to an Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants, taking into account legal adoptions.

                    (e) For purposes of Sections 5.7(b), 5.7(c) and, except as otherwise provided therein, Section 5.7(d), the term "Compensation" shall have the meaning set forth in Section 5.6(f).

            5.8. (a) For any Plan Year, the sum of the Average Deferral Percentage and the Average Contribution Percentage for all Eligible Employees who are Highly Compensated Employees shall not exceed the greater of (1) or (2) where:

                             (1) is the sum of:

                                     (i) the product of 1.25 and the greater of
                                     (A) the Average Deferral Percentage for
                                     all Eligible Employees who are not Highly
                                     Compensated Employees; or (B) the Average
                                     Contribution Percentage for all Eligible
                                     Employees who are not Highly Compensated
                                     Employees; and

                                     (ii) the product of 2.0 and the lesser of
                                     (1)(i)(A) or (1)(i)(B) above; provided,
                                     however, that in no event shall this
                                     amount exceed the lesser of (1)(i)(A) or
                                     (1)(i)(B) above by more than two
                                     percentage points; and

                             (2) is the sum of:

                                     (i) the product of 1.25 and the lesser of
                                     (A) the Average Deferral Percentage for
                                     all Eligible Employees who are not Highly
                                     Compensated Employees; or (B) the Average
                                     Contribution Percentage for all Eligible
                                     Employees who are not Highly Compensated
                                     Employees; and

                                     (ii) the product of 2.0 and the greater of
                                     (2)(i)(A) or (2)(i)(B) above; provided,
                                     however, that in no event shall this
                                     amount exceed the lesser of (2)(i)(A) or
                                     (2)(i)(B) above by more than two
                                     percentage points.

                    (b) If the limitation in this Section is not met, the deferral percentage or the contribution percentage of Eligible Employees who are Highly Compensated Employees shall be reduced in the manner prescribed in Sections 5.6 or 5.7, as applicable, until such limitation is met.

            5.9. If the Committee deems it necessary or advisable in order to meet the requirements of Section 401 of the Code or Section 5.6,
            5.7 or 5.8 above, then, anything to the contrary notwithstanding and subject to any applicable limitations imposed by law, the Committee may, in its sole discretion, such discretion to be exercised in a uniform and nondiscriminatory manner, take any or all of the following actions: (a) reduce a Participant's rate of Deferred Compensation Contribution or his or her rate of Non-Deferred Compensation Contribution; (b) pay a Participant some or all of the Deferred Compensation Contributions allocated to his or her Accounts for a Plan Year (in accordance with applicable regulations under Section 401(k) of the Code); (c) make additional Employer nonelective contributions to the Plan (in accordance with applicable regulations under Section 401(k) of the Code); or (d) recharacterize Deferred Compensation Contributions as Non-Deferred Compensation Contributions (in accordance with applicable regulations under Section 401(k) of the Code).

            5.10. An Employee (regardless of whether he or she is a Participant) may deposit into the Plan the entire amount received as a distribution from another qualified trust forming part of a plan described in Section 401(a) of the Code or from an individual retirement program described in Section 408 of the Code but only if the deposit qualifies as a tax-free rollover as defined in Section 402 of the Code. If the deposit does not qualify as a tax-free rollover, the amount of the deposit shall be refunded to the Employee. In addition to the foregoing, the Committee, in its sole discretion, may direct the Trustee to accept, on behalf of any Employee, an amount transferred directly from another qualified trust forming part of a qualified plan described in Section 401(a) of the Code and such amount shall be treated as a rollover and deposited into the Plan for such Employee. Amounts credited to an Employee pursuant to a rollover or direct transfer shall be credited to the appropriate Account based upon the type of contribution or contributions giving rise to the amount transferred to the Plan. All such amounts rolled over or transferred from the Scott Paper Company Hourly Investment Plan pursuant to this Section shall be invested in the same Funds in which such amounts were invested in the transferor plan and thereafter shall be subject to the investment provisions of Section 8 hereof. All such amounts rolled over or transferred from the Scott Paper Company Employee Stock Ownership Plan pursuant to this Section shall be invested in the Company Common Stock Fund and thereafter shall be subject to the investment provisions of Sections 8.3 and 8.4 hereof. An Employee who is not a Participant shall be treated as a Participant with respect to amounts rolled over or transferred hereunder for purposes of valuations, investments and distributions.

            5.11. For purposes of Sections 5.6, 5.7, and 5.8, this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or any Affiliated Company to the extent that this Plan is aggregated with any other plan for purposes of satisfying Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code).

SECTION 6.  Retirement Contributions

            6.1 The provisions of this Section 6 shall become effective January 1, 1995. Except as provided below, every Employee who continues to work for the Company on and after January 1, 1995, shall be eligible to receive a Retirement Contribution. Each of the following Employees shall be ineligible to be allocated a Retirement Contribution:

                    (a)  Employees compensated on an hourly basis;

                    (b) salaried Employees who terminated employment with the Employer and all Affiliated Companies, including Employees who are receiving benefits under the Scott Paper Company Termination Pay Plan for Salaried Employees, on or before January 1, 1995;

                    (c) salaried Employees who are divested as a result of an agreement of sale signed on or before December 31, 1994;

                    (d) salaried Employees employed at the Ft. Edward division of the Employer who are members of a collectively bargained unit, unless the collective bargaining agreement covering those Employees provides for their participation in the Plan;

                    (e) non-exempt salaried Employees employed at the Mojave site of the Employer; and

                    (f) Employees who are employed in the capacity of Chairman and Chief Executive Officer and the Chief Executive Officer (part-time).

            6.2 For the purposes of this Section 6, the following terms shall have the following meaning:

                    (a) "Base Compensation" shall mean, with respect to any Participant eligible to be allocated a Retirement Contribution, the Participant's Compensation up to an amount which does not exceed two-thirds (2/3) of the taxable wage base for the Plan Year. For purposes of this definition of Base Compensation, "taxable wage base" means, with respect to any Plan Year, the maximum amount of earnings which may be considered wages for Social Security purposes under Section 3121(a)(1) of the Code as in effect on the first day of the Plan Year.

                    (b) "Compensation" shall mean the regular basic remuneration of an Employee for services rendered as such, including (but not limited to) salary, Deferred Compensation Contributions, reductions in such remuneration that are contributed to the Scott Paper Company Flexible Benefit Plan, overtime pay, termination pay, production bonus and quality bonus, payments under the Scott Paper Company Pay for Performance Plan, sales contest or sales incentive awards, management incentive awards and payments in settlement of claims or in discharge of judgements or awards, and lump sum payments made specifically in lieu of or partially in lieu of salary increases, and excluding amounts paid or deferred pursuant to the Scott Paper Company Deferred Compensation Plan, the Scott Paper Company Performance Award Deferral Plan and any extra or irregular remuneration such as (but not limited to) Scott Paper Company Flexible Benefit credits.

                    (c) "Excess Compensation" shall mean a Participant's Compensation in excess of such Participant's Base Compensation.

            6.3 Subject to the provisions of Section 5.4 for each Plan Year, the Employer shall pay or cause to be paid to the Trustee, contributions to the Plan that shall be allocated to the Retirement Accounts of Participants eligible for an allocation determined in accordance with Section 6.5. The Retirement Contribution for any Plan Year shall be sufficient to credit each such Participant's Retirement Account with an amount equal to the percentage in column
            (a) plus the percentage in column (b):

                                          (a)                                      (b)
                                                                              CONTRIBUTION
                                 CONTRIBUTION PERCENTAGE                      PERCENTAGE OF
AGE RANGE                         OF BASE COMPENSATION                     EXCESS COMPENSATION
---------                        -----------------------                   -------------------
Under 25                                   3.50%                                  5.75%
25-29                                      3.75%                                  6.00%
30-34                                      4.00%                                  6.25%
35-39                                      4.25%                                  6.50%
40-44                                      4.50%                                  6.75%
45-49                                      5.25%                                  7.50%
50-54                                      6.00%                                  8.25%
55 and over                                6.50%                                  8.75%

            Notwithstanding the above, Retirement Contributions shall be made only out of current or accumulated profits as determined in accordance with generally accepted accounting principles and shall not exceed the aggregate thereof at the time of such Contributions. If the current or accumulated profits of any Employer are not sufficient to permit the required contributions, then so much of the contributions which such Employer is not permitted to make may be made by any other Employer to the extent of its current or accumulated profits remaining after adjustment for contributions made on behalf of its Employees. No reimbursement shall be required as a result thereof. If the current or accumulated profits of the Company and all Participating Companies are not sufficient to permit the required contribution, the Employer may make such contributions at a subsequent time when then current or accumulated profits permit; provided, however, that such contributions must not cause the limits imposed by Section 5.4 hereof to be exceeded.

            6.4  The first Retirement Contribution made pursuant to this
            Section 6 shall be made on or about April 30, 1995 for the period January 1, 1995 through March 31, 1995. Thereafter, Retirement Contributions shall be paid to the Trustee monthly at the same time that Deferred Compensation Contributions are paid.

            6.5 All Participants who are actively employed or who are receiving benefits under the Scott Paper Company Termination Pay Plan for Salaried Employees are entitled to share in the Retirement Contributions. Participants who are not actively employed due to a paid leave of absence shall share in any Retirement Contributions made during such period of absence. A Participant shall not share in any Retirement Contributions during any period during which the Participant is absent due to any unpaid leave of absence. If a Participant returns to active employment from an unpaid medical leave of absence due to a disability leave granted by the Company which commenced on or after January 1, 1995 prior to incurring a One-Year Period of Severance, the Employer shall make Retirement Contributions on his or her behalf for the period of such disability when the Participant returns to work. Retirement Contributions will be calculated based on the Participant's Compensation in effect before his disability.

            6.6 The Participant may elect the manner in which his or her Retirement Contributions are to be invested pursuant to Section 8. If a Participant fails to make an election, Retirement Contributions made on his or her behalf shall be invested in the Fixed Income Fund. Amounts held in his or her Retirement Account will be invested in the same investment fund and the same percentage as his or her Basic and Supplementary Contributions and shall not be restricted by Section 5 to the Company Stock Fund.

            6.7 Retirement Contributions made pursuant to this Section 6 shall be directly and promptly allocated to the Retirement Contributions Account of each Participant who is actively employed and who is entitled to receive a Retirement Contribution pursuant to Section 6.5. Retirement Contributions made on behalf of each Participant who is receiving a benefit under the Scott Paper Company Termination Pay Plan for Salaried Employees shall be allocated as of the last day of the Plan Year for which such contributions are made to the Retirement Contributions Account of such Participant; provided, however, that Participants described in this sentence shall receive an allocation only to the extent that the contribution made on behalf of all such Participants satisfies the nondiscrimination requirements of Treas. Reg. Section 1.401(a)(4), as determined by the Committee. Final allocation of such contributions shall be made after the determination by the Committee that the requirements of Treas. Reg. Section 1.401(a)(4) have been satisfied.

SECTION 7.  TRUST FUND

            7.1. The Company shall enter into one or more Trust Agreements with such Trustee or Trustees as may from time to time be appointed by the Committee, and the terms of such Trust Agreements, as the same may be amended from time to time, shall be incorporated herein by reference. The Committee may from time to time modify, alter, amend or terminate any Trust Agreement hereunder or enter into such further agreements with such Trustee or other parties to any extent that it may deem advisable to carry the Plan into effect or to facilitate its administration including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued tax exempt status of the Trust under Section 501(a) of the Code; provided, however, that no such amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust Fund to purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided, further, that no such amendment shall increase the duties or responsibilities of a Trustee without its consent thereto in writing. Copies of all Trust Agreements and all amendments thereto, and of such further agreements with the Trustee and all amendments thereto, shall be delivered to any Participant upon written request of such Participant in the manner prescribed by the Plan Administrator or the Committee.

            7.2. To the extent not otherwise directed by any Participant or by the Committee, the Trustees shall have such powers as to investments, reinvestments, control and disbursement of the Trust Fund (other than with respect to the payment of benefits hereunder) as are set forth in the Trust Agreement; provided, however, that the Committee may appoint one or more investment managers to direct the Trustees with respect to the investment of any portion of the Trust Fund, each such investment manager to be either a bank, an investment manager registered under the Investment Advisors Act of 1940, or an insurance company qualified to do business under the laws of more than one State. The Committee may remove any Trustee at any time upon such notice as is required by the Trust Agreement, and upon such removal or upon the resignation of the Trustee, the Committee shall designate a successor Trustee.

            7.3. The Trust Fund shall consist of the Company Common Stock Fund and such other Funds as have been established by the Committee.
            The Committee may, from time to time, in its discretion, establish additional Funds or terminate any Fund. The Funds may include, but shall not be limited to, funds managed by the Trustee, by an insurance company, or by an investment company regulated under the Investment Company Act of 1940.

            7.4. Any of the Funds referred to in Section 7.3 above may, in whole or in part, be invested in any common, collective, or commingled trust fund maintained by the Trustee or another financial institution, which is invested principally in property of the kind specified for that particular investment Fund or for the temporary investment of assets, and which is maintained for the investment of the assets of plans and trusts which are qualified under the provisions of Section 401(a) of the Code and exempt from Federal taxation under the provisions of Section 501(a) of the Code, and during such period of time as an investment through any such medium exists the declaration of trust of such trust shall constitute a part of the applicable Trust Agreement.

            7.5. All interest, dividends, and other income, as well as cash received from the sale or exchange of securities or other property, produced by each of the Funds shall be reinvested in the same Fund which produced such proceeds, interest, dividends or other income.

SECTION 8.  INVESTMENT DIRECTIONS

            8.1. Each Participant upon becoming such shall, in writing on a form and at the time or times prescribed by the Plan Administrator or the Committee, direct that his or her Basic, Supplementary and Retirement Contributions be paid into and invested in any one or more of the Funds in such percentages as the Participant may direct; provided, however, that such percentage investment in any Fund shall be in multiples of one percent (1%) of the Basic, Supplementary and Retirement Contributions. In the event the Participant does not elect the manner in which his or her Basic, Supplementary and Retirement Contributions are to be invested, the Trustee shall invest such contributions in the Fixed Income Fund until such time as the Participant elects the manner in which his or her Basic, Supplementary and Retirement Contributions are to be invested.

            8.2. The percentage investment of a Participant's future Basic, Supplementary and Retirement Contributions to be paid into and invested in any one or more of the Funds may be changed by request in the manner prescribed by the Plan Administrator or the Committee; provided, however, that such percentage investment in any Fund shall be in multiples of one percent (1%) of the Basic, Supplementary and Retirement Contributions in respect of each Pay Period.

            8.3. A Participant may, by making a request in the manner, and subject to any restrictions, prescribed by the Plan Administrator or the Committee, direct that any portion, in multiples of one percent (1%), of his or her interest in any one or more of the Funds be transferred to any one or more of the other Funds; provided, however, that, subject to the provisions of Section 8.4 hereof, no transfer may be made of any portion of the Participant's interest in the Company Common Stock Fund which is attributable to
            (a) amounts rolled over or transferred from the Scott Paper Company Employee Stock Ownership Plan or (b) the fifty percent (50%) of Matching Employer Contributions (or earnings thereon) required to be invested in such Fund by Section 5.2 hereof, and such portion shall be excluded in the determination of the amount subject to transfer hereunder.

            8.4. Notwithstanding the provisions of Sections 5.2 and 7.3 above, commencing with the day on which the Participant becomes eligible for Early Retirement (or the day on which the Participant becomes eligible for Normal Retirement, whichever is earlier), a Participant may, by making a request in the manner prescribed by the Plan Administrator or the Committee, direct:

                    (a) the investment in any Fund established by the Committee pursuant to Section 7.3 of any portion, in multiples of one percent (1%), of the fifty percent (50%) of future Matching Employer Contributions otherwise required to be invested in the Company Common Stock Fund pursuant to the provisions of Section 5.2 hereof; or

                    (b) the transfer to any Fund established by the Committee pursuant to Section 7.3 of any portion, in multiples of one percent (1%), of his or her interest in the Company Common Stock Fund which is attributable to amounts rolled over or transferred from the Scott Paper Company Employee Stock Ownership Plan or the fifty percent (50%) of Matching Employer Contributions (or earnings thereon) which is required to have been invested in the Company Common Stock Fund pursuant to the provisions of Section 5.2 hereof.

            8.5. Any request made pursuant to the provisions of Section 8.2, 8.3, or 8.4 above may be made at any time and, subject to any restrictions prescribed by the Plan Administrator or the Committee, shall take effect as soon as practicable after such request is received.

            8.6. Any transfer made pursuant to the provisions of Section 8.3 or 8.4(b) shall be based upon the value of the Participant's interest in any Fund on the date on which such transaction takes effect under Section 8.5, subject to any restrictions prescribed by the Plan Administrator or the Committee.

            8.7. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant's Account payable to the Alternate Payee under such order in the same manner as provided in this Section 8 with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

SECTION 9.  VESTING OF PARTICIPANTS' INTERESTS

            9.1. That portion of each Participant's interest in the Trust Fund derived from his or her Basic and Supplementary Contributions (and any earnings thereon) shall be vested at all times in such Participant.

            9.2. Except as otherwise provided in this Section 9.2, each Participant's interest in Matching Employer Contributions (and any earnings thereon) shall be vested in such Participant as of the second anniversary of the date the Participant became a Participant as described in Section 2.1 (hereinafter the "Vesting Period"); provided, however, that the Participant is employed on such anniversary and has not suffered a One-Year Period of Severance during the Vesting Period; and further provided that each Participant's interest in his or her Matching Employer Account shall be fully vested in the Participant if such Participant has five Years of Employment. Effective April 1, 1995, the phrase "sixth month anniversary" shall be substituted for the phrase "second anniversary" in the preceding sentence. A Participant's interest in his or her Retirement Contribution Account shall be fully vested upon the Participant's completion of five Years of Employment.

            9.3. Notwithstanding the above, each Participant's interest in all Matching Employer and Retirement Contributions (and any earnings thereon) made on his or her behalf shall be vested in such Participant in whole, upon

                    (a) his or her Retirement, Total and Permanent Disability, death or attainment of Normal Retirement Age;

                    (b) the termination of participation in the Plan pursuant to the provisions of Section 15.5 hereof (provided, however, that such termination of participation related to such Participant);

                    (c) the termination or partial termination of the Plan, or the complete discontinuance of all Matching Employer Contributions under the Plan pursuant to the provisions of
                    Section 15.4 hereof (provided, however, that such discontinuance or partial termination related to such Participant);

                    (d) the Participant's Severance Date provided, however, that such Participant incurred a Severance Date involuntarily but not for cause or upon the mutual consent of the Participant and the Employer;

                    (e) in the case of a Participant who transfers to an Affiliated Company, the date on which he or she first performs an Hour of Service for the Affiliated Company. If a Participant transfers to an Affiliated Company, he or she may elect, at the time and in the manner prescribed by the Committee, to have his or her Accounts transferred to a qualified cash or deferred plan maintained by the Affiliated Company; or

                    (f) the Company undergoing a "Change in Control." For purposes of this subsection, "Change in Control" shall mean the first to occur of the following events:

                    (a) Any person within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, other than the Company or any entity controlled by the Company (including an employee plan established primarily for the benefit of Company employees or employees of any entity controlled by the Company), acquires beneficial ownership of, or, acting alone or in concert with others, acquires voting power over voting shares of the Company that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of "Directors;" or

                    (b) At any time within any period of two consecutive years, persons who (i) at the beginning of the period constitute the "Board of Directors" or (ii) become Directors after the beginning of the period and whose election or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the persons who were Directors at the beginning of the period, cease for any reason to constitute at least a majority of the Board of Directors; provided that any person who ceases to be a Director by reason of death or disability shall be excluded from the numerator and the denominator in all calculations hereunder.

                    For purposes of this definition of Change in Control, "Board of Directors" means the Board of Directors of the Company and "Director" means a member of the Board of Directors.

            9.4. If a Participant incurs a Severance Date other than by reason of an event described in Section 9.3 above, his or her interest in unvested Matching Employer and Retirement Contributions and any earnings thereon shall be forfeited and shall reduce the amount of Matching Employer and Retirement Contributions otherwise required to be contributed under the provisions of Sections 4.1 and 6.3 hereof as to Matching Employer and Retirement Contributions for the Plan Year in which (a) the Participant incurs five consecutive One-Year Periods of Severance or (b), if earlier, the Participant receives a distribution of his or her entire vested interest in his or her Account. If a Participant who has received a distribution of all or a portion of his or her vested interest in the Plan in accordance with the provisions of Section 11 hereof on account of his or her incurring a Severance Date is reemployed by the Employer, he or she shall have restored to his or her Matching Employer and Retirement Contribution Accounts the amount forfeited in accordance with the above; provided, however, that such Participant repays the amount distributed. Such repayment must be made before the earlier of (i) five years after the date on which the Participant is subsequently reemployed by the Employer, or (ii) the end of a period of five consecutive One-Year Periods of Severance. The Committee shall maintain, or cause to be maintained, a record of the amounts required to be restored hereunder, and the Employer shall pay such amounts within thirty
            (30) days of such notice either from current forfeitures or from an additional contribution by the Employer.

SECTION 10.  WITHDRAWALS

            10.1. Subject to the provisions of this Section 10 and Section 14.4, a Participant may, by making a request in the manner prescribed by the Plan Administrator or the Committee, withdraw all or part of those portions of his or her interest in the Plan designated below, in cash, on no more than two occasions during a Plan Year; provided, however, that a Participant may not withdraw any Contributions, or amounts attributable thereto, that were made to the Plan while the Participant was performing services for the Employer in the United Kingdom. Each withdrawal hereunder shall be made as soon as practicable following receipt of the Participant's request. Withdrawals shall be permitted from the following categories in the sequence given; provided, however, that amounts in all preceding categories must be exhausted before withdrawals will be permitted from any succeeding category; and provided further, that (a) Basic Non-Deferred Compensation Contributions which were deposited less than twenty-four (24) months before the withdrawal is made, (b) with respect to a Participant who has less than five (5) years of participation in the Plan, vested Matching Contributions which were deposited less than twenty-four (24) months before the withdrawal is made and earnings on such Matching Contributions, (c) Supplementary Deferred Compensation Contributions (including Supplementary Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.6(d)), (d) Basic

            Deferred Compensation Contributions (including Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.6(d)), and
            (e) earnings on Supplementary and Basic Deferred Compensation Contributions (including both Supplementary and Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.6(d)) that were credited to a Participant's Account on or before December 31, 1988 may only be withdrawn in accordance with the provisions of
            Section 10.2 hereof:

                    o Supplementary Non-Deferred Compensation Contributions made before January 1, 1987, and Basic Non-Deferred Compensation Contributions which were deposited before January 1, 1987;

                    o Supplementary Non-Deferred Compensation Contributions (excluding Deferred Compensation Contributions that were recharacterized as Supplementary Non-Deferred Compensation
                             Contributions under Section 5.6(d)) made after December 31, 1986, any Basic Non-Deferred Compensation Contributions (excluding Deferred Compensation Contributions that were recharacterized as Basic Non-Deferred Compensation Contributions under Section 5.6(d)) which were deposited (i) after December 31, 1986 and (ii) more than twenty-four (24) months before the withdrawal is made, and earnings on all such Contributions;

                    o Earnings on all Supplementary Non-Deferred Compensation Contributions made before January 1, 1987, and Basic Non-Deferred Compensation Contributions which were deposited before January 1, 1987;

                    o Vested Matching Employer Contributions deposited more than twenty-four (24) months before the withdrawal is made and all earnings on such Employer Contributions; provided, however, that if the Participant has completed at least five (5) years of participation in the Plan, all vested Matching Employer Contributions and earnings on such Employer Contributions shall be available for withdrawal;

                    o Basic Non-Deferred Compensation Contributions which were deposited less than twenty-four (24) months before the withdrawal is made;

                    o With respect to a Participant who has completed less than five (5) years of participation in the Plan, vested Matching Employer Contributions deposited less than twenty-four (24) months before the withdrawal is made and all earnings on such Employer Contributions.

                    o Supplementary Deferred Compensation Contributions and Basic Deferred Compensation Contributions (including Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.6(d));

                    o Earnings on both Supplementary Deferred Compensation Contributions and on Basic Deferred Compensation Contributions (including
                             Supplementary and Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under
                             Section 5.6(d)) which were credited to a Participant's Account on or before December 31, 1988; and

            Withdrawals shall be either in multiples of $1.00 or 100% of the specific category of contributions being withdrawn. Unvested Matching Employer Contributions, earnings thereon, and earnings on Supplementary and Basic Deferred Compensation Contributions (including Supplementary and Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under Section 5.6(d)) that were credited to a Participant's Account after December 31, 1988 may not be withdrawn. The amount of Contributions which may be withdrawn from an Account will be reduced to reflect any losses or any realized depreciation allocated to such Account. In no event shall withdrawals be permitted from the Participant's Retirement Contribution Account. Additionally, no withdrawals shall be permitted from any other Account in excess of the value of the balance of such Account.

            10.2. Except as provided in Section 19.5, the following contributions may not be withdrawn except on account of an immediate and heavy financial need of the Participant, where the withdrawal is necessary to satisfy such financial need:

                    o Basic Non-Deferred Compensation Contributions which were deposited less than twenty-four (24) months before the withdrawal is made;

                    o With respect to a Participant who has completed less than five (5) years of participation in the Plan, vested Matching Employer Contributions deposited less than twenty-four (24) months before the withdrawal is made and all earnings on such Employer Contributions;

                    o Supplementary Deferred Compensation Contributions (including Supplementary Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under
                             Section 5.6(d));

                    o Basic Deferred Compensation Contributions (including Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under
                             Section 5.6(d)); and

                    o Earnings on Supplementary and Basic Deferred Compensation Contributions (including
                             Supplementary and Basic Deferred Compensation Contributions that were recharacterized as Non-Deferred Compensation Contributions under section 5.6(d)) that were credited to a
                             Participant's Account on or before December 31,
                             1988.

            The determination of the existence of an immediate and heavy financial need, and the necessity of a withdrawal from the Plan to satisfy the need shall be made by the Plan Administrator in his or her sole discretion, such discretion to be exercised in a uniform and non-discriminatory fashion, subject to applicable law and regulations and in accordance with such uniform rules as may be issued by the Committee from time to time. A withdrawal request shall be deemed to be on account of an immediate and heavy financial need if it is on account of:

                    (a) expenses incurred or necessary for medical care described in Section 213(d) of the Code for the Participant, his or her spouse or dependents;

                    (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                    (c) payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents;

                    (d) the need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                    (e) such other circumstances as the Committee determines (in accordance with applicable governmental regulations) constitute an immediate and heavy financial need of the Member.

            A distribution shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need (including any amounts necessary to pay any federal income tax withholding on the distribution) or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. A Participant's resources shall include those assets of his or her spouse and minor children that are reasonably available to the Participant. A Participant must certify, on a form provided by the Plan Administrator, that his or her financial need cannot be relieved:

                    (a) through reimbursement or compensation by insurance or otherwise;

                    (b) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                    (c)  by cessation of contributions to the Plan; or

                    (d) by other distributions from the Plan, by other distributions or loans from plans maintained by any employer or by borrowing from commercial sources on reasonable commercial terms.

                    The Plan Administrator's determination with respect to the requirements of this Section 10.2 is reviewable by the Committee on appeal pursuant to the procedure set forth in
                    Section 13.5.

            10.3. An Alternate Payee shall, in no event, have the right to make withdrawals under this Section 10 and any Qualified Domestic Relations Order which purports to give an Alternate Payee such a right shall be invalid and unenforceable to that extent.

            10.4. Upon attainment of age 59 1/2, a Participant may, by making a request in the manner prescribed by the Plan Administrator or the Committee, withdraw up to the total value of the vested portion of his or her Account, including his Retirement Contribution Account.

SECTION 11.  DISTRIBUTION OF BENEFITS

            11.1. If a Participant incurs a Severance Date for any reason other than death, including Retirement, he or she shall receive the total vested amount in his or her Accounts in the form of a lump sum distribution in cash, unless he or she elects otherwise.

            11.2.(a) Except as provided in Section 11.2(e), in lieu of the form of distribution provided in Section 11.1 above, a Participant may, by written request in the manner prescribed by the Plan Administrator or the Committee, elect any one of the following Options which shall be the actuarial equivalent of the total vested amount in all of the Participant's Accounts otherwise payable to the Participant hereunder:

                    OPTION 1. A Participant may elect a single-life annuity with a minimum return feature whereby upon the death of the Participant the excess (if any) of the total amount in the Participant's Accounts over the aggregate of all payments made to the Participant will be paid to the survivor of the Participant in the form of a lump sum payment in cash.

                    OPTION 2. A Participant may elect a reduced allowance distributable during his or her life, and a survivor's allowance in the same amount distributable after his or her death, during the life of, and to, the person nominated by him or her, by written designation duly acknowledged and filed with the Committee at the time this Option 2 is elected, if such person survives him or her. This Option shall include a minimum return feature whereby upon the death of such Participant's nominee, the excess (if any) of the total amount in the Participant's Accounts over the aggregate of all payments made to the Participant and such nominee will be paid to the estate of such nominee in the form of a lump sum payment in cash.

                    OPTION 3. A Participant may elect a reduced allowance distributable during his or her life, and a survivor's allowance, in one-half the amount of such reduced allowance distributable after his or her death, during the life of, and to, the person nominated by him or her by written designation duly acknowledged and filed with the Committee at the time of his or her election of this Option 3, if such person survives him or her.

                    This Option shall include the minimum return feature described in Option 2 above.

                    OPTION 4. A Participant may elect a lump sum distributable in cash of his or her total interest in all of his or her Accounts hereunder; provided, however, that a Participant who elects this Option 4 may, by written request in the manner prescribed by the Plan Administrator or the Committee, receive a distribution of that portion of his or her total interest in the Company Common Stock Fund in the form of whole Shares of Company Stock in lieu of cash therefor (with cash for fractional Shares). Because it is impractical to calculate and pay the amount of the distribution hereunder on the date determined in accordance with the provisions of Section 11.7 hereof, the Committee may, upon written request of the Participant in the manner prescribed by the Plan Administrator or the Committee, distribute a portion of the anticipated distribution as soon as administratively possible thereafter; provided, however, that the total distribution hereunder shall be made within one Plan Year.

                    OPTION 5. A Participant who incurs a Severance Date by reason of his or her Retirement or Total and Permanent Disability may elect distribution in annual installments of the Participant's total interest in all Funds to be made by the Trustee over a period of time selected by the Participant; provided, however, that such period shall not exceed the lesser of twenty (20) years or the Participant's life expectancy at the time such installments are to commence. A Participant who elects to receive a distribution pursuant to this Option may at any time prior to the final distribution under this Option elect, in the manner prescribed by the Plan Administrator or the Committee, to receive the remaining balance in all of his or her Accounts in a lump sum. A Participant who elects to receive a distribution pursuant to this Option 5 shall remain a Participant until the final distribution under the Option or until his or her death, whichever occurs first. The Trustee shall distribute such Participant's interest (including attributable earnings) to the Participant (and, upon his or her death, in accordance with the provisions of
                    Section 11.3 below), in the number of annual installments selected by the Participant. Distributions under this Option shall be made in cash; provided, however, that a Participant electing this Option may, by written request in the manner prescribed by the Plan Administrator or the Committee, receive a distribution of that portion of his or her total interest in the Company Common Stock Fund in the form of whole Shares of Company Stock in lieu of cash therefor (with cash for fractional Shares). The value of cash or Shares of Company Stock (if any) to be distributed from the Funds shall for each installment be determined on a declining balance method.

                    OPTION 6. A Participant may elect a period certain and continuous annuity payable to the Participant for life but continuing to his or her survivor (the person nominated by him or her by written designation duly filed with the Committee at the time of his or her election of this Option
                    6) if the Participant dies prior to receiving the number of guaranteed monthly installments selected by the Participant, which number shall not exceed the lesser of two hundred forty (240) months or the Participant's life expectancy at the time such installments are to commence.

                    OPTION 7. A Participant may elect a period certain annuity payable to the Participant or to his or her survivor (the person nominated by him or her by written designation duly filed with the Committee at the time of his or her election of this Option 7) for the number of guaranteed monthly installments selected by the Participant, which number shall not exceed the lesser of two hundred forty (240) months or the Participant's life expectancy at the time such installments are to commence.

                    (b) Anything to the contrary herein notwithstanding, (1) none of the above Options may be elected if such Option would result in the present value of all benefits to be distributed to the Participant being less than fifty percent (50) of the present value of all benefits to be distributed, unless the designated Beneficiary or survivor is the Participant's then spouse; and (2) if the Participant designates a survivor to receive survivor benefits in the event of the Participant's death under any of the foregoing Options, such designation must be made in accordance with the provisions of Section 11.4 hereof.

                    (c) Notwithstanding any provision in the Plan to the contrary, if a Participant attempts an election of Option 1, 2, 3 or 6 of this Section 11.2, the Plan Administrator or Committee shall furnish to such Participant, no less than 30 days and no more than 90 days prior to his Annuity Starting Date, (and consistent with such regulation as may be issued under Section 417(a)(3)(A) of the Code) a written explanation of (1) the terms and conditions of Option 1 (the normal form of benefit for an unmarried Participant) or Option 3 with his or her then spouse as the contingent annuitant (the normal form of benefit for a married Participant (a "qualified joint and survivor annuity") including (i) a general explanation of the relative financial effect on a Participant's benefit of an election to waive the normal form of benefit; (ii) a general description of the eligibility conditions and the other material features of the optional forms of benefit; and (iii) sufficient additional information to explain the relative values of the optional forms of benefit; (2) the Participant's right to make, during the 90-day period ending on the Annuity Starting Date, an election not to take the applicable normal form of benefit, and the financial effect upon the Participant's benefit (in terms of dollars per payment) of making such an election; (3) the rights of the Participant's Spouse under paragraph (d) of this Section; and (iv) the right to make, and the effect of, a revocation of an election to waive the normal form of benefit.

                    (d) The attempted election by a married Participant of a form of benefit, other than Options 2 or 3 with his or her then spouse as the sole contingent annuitant, shall not be effective unless the consent of his or her then spouse is obtained in the same manner, and to the same extent as would be required, for a spouse to consent to the designation of a survivor or Beneficiary (other than the spouse) under Section 11.4 below. If an Option has not been properly elected in accordance herewith, the Participant shall receive the total amount in his or her Accounts in the form of a lump sum distribution in cash. Any election under this Section shall be revocable at any time prior to ninety (90) days preceding distribution hereunder; provided, however, that any election of Option 3 where the survivor is the Participant's spouse may be revoked at any time within ninety (90) days preceding distribution hereunder.

                    (e) Notwithstanding any provision in the Plan to the contrary, a Participant whose Employment Commencement Date is on or after July 1, 1993, or in the event of the death of such Participant on or after July 1, 1993, his or her Beneficiary, shall not be permitted to elected a form of distribution under Option 1, 2, 3, 6, or 7 of this Section 11.2.

                    (f) Notwithstanding any provision in the Plan to the contrary, distributions under the Plan shall comply with the requirements of Section 401(a)(9) of the Code and Treasury regulations thereunder, including, effective for distributions that commence on or after January 1, 1989, the minimum distribution incidental benefit requirements of proposed Treasury Regulation Section 1.401(a)(9)-2.

            11.3. Consistent with the provisions of Section 11.4 hereof, if a Participant's participation terminates by reason of his or her death, his or her Beneficiary shall be entitled to receive distribution in full of the total amount in his or her Accounts. Such distribution shall be in the form of a lump sum payment in cash of the total amount in the Participant's Accounts, or at the election of the Beneficiary and in the manner prescribed by the Plan Administrator or the Committee, such distribution may be made in one of the forms specified in Options 1, 4, 6 or 7 of Section
            11.2 above; provided, however, that if the Participant has made a valid election of Option 1, 2, 3 or 6, has designated his or her then spouse as his or her Beneficiary and dies before the Annuity Starting Date, benefits shall be paid in the form of Option 1, unless the spouse elects otherwise.

            11.4. A Participant may designate a Beneficiary or Beneficiaries to receive the amount in the Participant's Accounts in case of his or her death, or a survivor to receive any balance due to the Participant at the time of his death under applicable Options of
            Section 11.2 above. In case of the Participant's death, the amount in the Participant's Accounts shall be distributed in accordance with the Plan to the designated Beneficiary or Beneficiaries. If the Beneficiary is the Participant's surviving spouse, the Participant may elect that the total amount of his or her Accounts be distributed in the form of a survivor annuity for the life of the Beneficiary, which shall be the actuarial equivalent of the total amount remaining in all of the Participant's Accounts. If a Participant designates a Beneficiary or Beneficiaries other than his or her surviving spouse or a survivor other than the Participant's spouse at the time of such designation, such designation shall not be effective (and the Participant's spouse shall be the Beneficiary) unless (i) the spouse consents in writing to such designation; (ii) the spouse's consent acknowledges the effect of such designation, which consent shall be irrevocable; and
            (iii) the spouse executes the consent in the presence of either a Plan representative designated by the Committee or a notary public. Notwithstanding the foregoing, such consent shall not be required if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because (i) there is no spouse; (ii) the spouse cannot be located after reasonable efforts have been made; or (iii) other circumstances exist to excuse spousal consent under applicable regulations. Each Beneficiary designation made by a Participant shall at all times satisfy the requirements of this Section 11.4; if at any time such designation shall fail to satisfy the requirements of this Section 11.4, such designation shall thereupon be deemed null and void. A Participant may designate a different Beneficiary or survivor provided he or she complies with the spousal consent requirements described above. If the Participant fails to designate a Beneficiary in accordance with the provisions of this Section 11.4, or if the designated Beneficiary predeceases the Participant, the total amount in his or her Accounts shall be distributed (i) in the form of a survivor annuity for the life of the Participant's spouse (such survivor annuity to be the actuarial equivalent of the total amount remaining in all of the Participant's Accounts); or (ii) in the event that the Participant dies without a surviving spouse then to the Participant's estate in the form of a lump sum payment in cash. If the Participant fails to designate a survivor in accordance herewith, any amount due under the applicable Option of Section 11.2 above shall be paid in the form otherwise provided therein to the surviving spouse or, if none, to the Participant's estate.

            In the event the Participant's Beneficiary elects to defer payment of the death benefit pursuant to Section 11.7, such Beneficiary may designate a beneficiary or beneficiaries to receive the amount in the Beneficiary's Account if such Beneficiary dies before the date payment is to commence.

            11.5. Anything to the contrary herein notwithstanding, if the total amount distributable from a Participant's Accounts does not exceed three thousand five hundred dollars (or such amount as the Secretary of Treasury shall specify), the Committee shall make such distribution in one lump sum in cash, which distribution shall be made within the time specified in Section 11.6 below without regard to any election, by the Participant.

            11.6. Subject to the provisions of Section 11.2(c), unless a Participant elects otherwise, any distribution made pursuant to the provisions of Section 11.1 or 11.2 above shall be made or shall begin as soon as practicable but by the end of the second month following the month in which the Participant incurs his or her Severance Date; provided, however, that in the case of the Participant whose vested Account balance exceeds three thousand five hundred dollars (or, in the case of a Participant who has not reached Normal

            Retirement, has never exceeded three thousand five hundred dollars at the time of any prior distribution), no distribution shall be made (or commence) at such time without the written consent of the Participant. If the Participant does not so consent, then distribution will be deferred until the Participant consents in writing to such distribution, in which case (a) distribution shall be made (or commence) on or as soon as administratively practicable following the date specified below and (b) the amount of such distribution shall be determined as of the last day of the month prior to the date of distribution. A Participant who does not consent to a distribution at the time of his Severance Date, may elect no later than the end of the second month following the month in which the Participant incurs a Severance Date, to receive a distribution of his Account as of:

                    (a) the last day of the month in which occurs the first anniversary of the Participant's Severance Date;

                    (b) for Participants who terminate employment on or after July 1, 1995, the last day of the month in which the Participant attains age 55;

                    (c) the last day of January in the Plan Year following the Plan Year in which the Participant or Beneficiary attains age 59 1/2, (iii) if the Participant or Beneficiary has not attained age 65 at the time the distribution first becomes payable under this Section 11;

                    (d) the last day of January in the Plan Year in which the Participant attains Normal Retirement Age; or

                    (e) the last day of January in the Plan Year in which the Participant's Required Distribution Date occurs.

            In no event, however, shall distribution be made (or commence) later than the Participant's Required Distribution Date. A Participant's election to receive payment prior to the date he or she attains Normal Retirement must be made within the 90 day period ending on the Annuity Starting Date and in no event earlier than the date the Committee provides the Participant with written information relating to his right to defer payment until his Normal Retirement, the modes of payment available to him, the relative values of each and his right to make a direct rollover as set forth in section 11.13. Such information must be supplied not less than 30 days nor more than 90 days prior to the Annuity Starting Date. Notwithstanding the preceding sentence, a Participant's Annuity Starting Date may occur less than 30 days after such information has been supplied to the Participant provided that, after the Participant has received such information, and has been advised of his right to a 30 day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution and no portion of his Account will be paid in the form of a life annuity.

            Unless the Participant elects otherwise, the Annuity Starting Date for any Participant shall not be later than the 60th day following the close of the Plan Year in which (a) occurs the date on which the Participant attains his or her Normal Retirement, (b) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant incurs his or her Severance Date, whichever occurs last. The failure of a Participant to apply for his or her benefit by the date described in the preceding sentence shall be deemed to be an election to defer payment to a later date. Anything contained in the Plan to the contrary notwithstanding, a Participant's Annuity Starting Date shall in no event be later than his or her Required Distribution Date.

            11.7. In the event of the death of the Participant, death benefits payable pursuant to Section 11.3 shall be made or shall begin as soon as practicable after the end of the month in which the Participant dies. If the Participant's Beneficiary is the Participant's surviving spouse, the surviving spouse may elect to defer payment of the death benefit until the dates specified in
            Section 11.6. A Beneficiary who is not the Participant's surviving spouse may not defer commencement of any distribution.

            11.8. Anything herein to the contrary notwithstanding, any distribution made pursuant to Section 11.1, 11.2 or 11.3 shall comply with the following requirements;

                    (a) A Participant's Accounts shall be distributed to him or her commencing not later than the Required Distribution Date, in accordance with applicable regulations, in installments over the life expectancy of the Participant, or over the joint life expectancies of the Participant and his or her Beneficiary. The Participant shall have the right to elect the form of distribution in accordance with Committee procedures.

                    (b) If the distribution of the Participant's Accounts has begun in accordance with subsection (a), and the Participant dies before his or her interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

                    (c) Except as provided in Section 11.7, if the Participant dies before the distribution of his or her Accounts has begun in accordance with subsection (a), the Participant's entire interest shall be distributed within five years after the Participant's death.

                    (d) Except as provided in Section 11.7, if any portion of the Participant's interest is payable to, or for the benefit of, a Beneficiary and if such portion shall be distributed beginning not later than one year after the date of the Participant's death (or such later date as may be provided by applicable regulation) over a period not extending beyond the life expectancy of the Beneficiary, then, for purposes of subsection (c), the portion payable to such Beneficiary shall be treated as having been distributed on the date on which such distributions begin.

                    (e) If the Beneficiary referred to in, subsection (d) is the Participant's surviving spouse, the date on which the distributions are required to begin under subsection (d) shall not be earlier than the date on which the Participant would have attained age 70 1/2. If the Participant's surviving spouse dies before the distributions to such spouse begin, this subsection (e) shall be applied as if the surviving spouse were the Participant.

                    (f) Any election by a Participant under subsection (a) of a form of benefit shall cease to be effective upon the Participant's actual Retirement. In such event, the general rules under Section 11 regarding distribution of benefits and elections of forms of benefit shall apply.

            11.9. The amount distributable from a Participant's Accounts shall be based on the value of such Accounts as determined under Section 12 hereof for (a) the last day of the month preceding the month in which the distribution is made or commences or, if such day is not a business day, the first business day of the month in which the distribution is made or commences or (b) if the distribution has been deferred pursuant to Section 11.7, the date to which such distribution has been deferred; provided, however, that the value of the Participant's Account, for purposes of determining the amount to be distributed, shall be determined no later than the last day of the second month preceding the Participant's Required Distribution Date or, if such day is not a business day, the first business day of the following month. In the case of distributions pursuant to Option 5 of Section 11.2, installments distributable from a Participant's Accounts shall be based on the value of such

            Accounts determined as of the anniversaries of the date determined above.

            11.10. All distributions hereunder shall be made as of a business day.

            11.11. (a) Upon the sale to a corporation that is not an Affiliated Company, of substantially all the assets used by an Employer in the trade or business of such Employer, a Participant who continues employment with the corporation acquiring such assets shall be entitled to receive the total vested amount in his or her Account.

                    (b) Upon the sale by an Employer to an entity that is not an Affiliated Company, of such Employer's interest in a subsidiary, a Participant who continues employment with such subsidiary shall be entitled to receive the total vested amount in his or her Account.

            Notwithstanding any provision in the Plan to the contrary, distribution to a Participant described in Subsections (a) and (b) above shall be made no later than the end of the second calendar year after the year in which the disposition of assets or a subsidiary occurred or such earlier date as may be specified by the Employer; provided, however, if the total amount distributable from a Participant's Accounts exceeds three thousand five hundred dollars (or such amount as the Secretary of Treasury shall specify), or has exceeded such amount at the time of any prior distribution, no distribution shall be made unless the Participant and his or her Spouse consents to the distribution by filing the election form provided by the Committee. No distribution shall be made under this Section 11.11 unless (i) it is a lump sum distribution as defined by Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (b), or subparagraph (H); (ii) the Employer continues to maintain the Plan, and (iii) the Plan is not maintained, in whole or in part, by the purchasing entity following the closing date of the sale. The Plan will be treated as maintained by the purchasing entity if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser in a transfer subject to Section 414(l)(1) of the Code.

            11.12. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to designate a Beneficiary, in the same manner as provided in Section 11.4 (except that no spousal consent shall be required), who shall receive benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate.

            11.13. In the event any payment or payments to be made to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an Alternate Payee who is the former spouse of a Participant under the Plan would constitute an "eligible rollover distribution," the Participant may request, on or after January 1, 1993, that such payment or payments be transferred directly from the Trust to the trustee of (a) an individual retirement account described in section 408(a) of the Code, (b) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (c) an annuity plan described in section 403(a) of the Code, or (d) a qualified retirement plan the terms of which permit the acceptance of rollover distributions; provided, however, that clause (c) and (d) shall not apply to an eligible rollover distribution made to a Beneficiary who is the surviving spouse of a Participant or an Alternate Payee who is the former spouse of a Participant. Any such request shall be made in writing, on the form prescribed by the Committee for such purpose, at such time in advance as the Committee may specify.

            For purposes of this Section 11.13, eligible rollover distribution shall mean a distribution from the Plan, excluding (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the lives (or life expectancies) of the individual and the individual's designated Beneficiary, or a specified period of ten (10) or more years, (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (c) any distribution to the extent such distribution is not included in gross income (determined without regard to the exclusion for net unrealized appreciation of Company Common Stock).

SECTION 12.  VALUATION

            12.1. Each Fund and each Account shall be valued by the Trustee (with appropriate adjustment for any assets held by an insurance company) on each business day:

                    (a) by determining the fair market value, as of the business day, of all securities and property which are then held in the Trust Fund, and

                    (b) by adding thereto the amount of any uninvested cash and accrued income as of the business day.

            12.2.   All amounts to be distributed pursuant to the provisions of
            Section 11 hereof and all amounts to be withdrawn pursuant to the provisions of Section 10 hereof as of the relevant business day shall be taken into account in valuing the Funds and each Account pursuant to the provisions of Section 12.1 above.

SECTION 13.  ADMINISTRATION OF THE PLAN

            13.1. The Committee constituted as set forth herein shall have the authority to control and manage the operation and administration of the Plan. The Committee shall be composed of the Company's Vice President-Human Resources, Director of Corporate Benefits, Director-Financial Accounting and Director-Pension Funding & Investment or the person or persons holding substantially equivalent positions. The Company shall appoint another person to serve as a member of said Committee whenever any such position may for any reason be vacant. The Vice President - Human Resources or, during his absence or any vacancy in such office, the Director of Corporate Benefits shall be Chairman of said Committee. Any two members of said Committee shall constitute a quorum for the transaction of business. The affirmative vote of any two members present at a meeting shall be required in order to take action.
            Said Committee shall appoint a Secretary and a Plan Administrator of the Plan, both of which positions may be filled by the same person, and such other officers, assistant officers, committees or agents as it deems necessary to carry out its responsibilities under the Plan. Said Committee may delegate any of its duties hereunder to one or more of said appointees or to any other person or persons it may designate from time to time. Said Plan Administrator shall be the plan administrator and all of his or her determinations and action shall be subject to review by the Committee.

            13.2. The Committee shall have the exclusive discretionary authority to determine eligibility for and the amount of benefits under the Plan, make factual determinations, construe and interpret the terms of the Plan, supply omissions and determine any question which may arise in connection with its operation or administration. Its decisions or actions in respect thereof shall be conclusive and binding upon the Employer and upon any and all Participants, their Beneficiaries, and their respective heirs, distributees, executors, administrators and assignees; subject, however, to the right of a Participant or his or her Beneficiary to file a written claim under the provisions of Section 13.5.

            13.3. The Committee's responsibilities include, in addition to those responsibilities specifically assigned to it hereunder, establishing and maintaining (or causing the Trustee to establish and maintain) Accounts, dealing with Participants and Beneficiaries under the Plan, maintaining (or causing to be maintained) all records under the Plan with respect to Participants and Beneficiaries, and causing distributions to be made to Participants and Beneficiaries under the Plan.

            13.4. To the extent permitted by law, no member of the Committee, nor any director, officer or employee of the Employer shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own bad faith. Each person who is or shall have been a member of the Committee or a director, officer or employee of the Employer shall be indemnified and held harmless by the Employer against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Employer's written approval) or paid by him in settlement thereof (with the Employer's written approval) or paid in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Employer an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right to indemnifications shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that an Employer may have to indemnify him or her to hold him or her harmless.

            13.5. In the event of a claim by a Participant or his or her Beneficiary with respect to the Plan, such Participant or Beneficiary shall present his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within ninety (90) days after receipt of such written claim, make a determination and send written notification to the Participant or Beneficiary as to its disposition. If warranted by special circumstances, the Plan Administrator shall be allowed an extension of time not to exceed ninety (90) days from the end of the initial period and shall so notify the Participant or Beneficiary. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial; (b) make specific reference to the pertinent provisions of the Plan on which the denial is based; (c) provide a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and an explanation of why such material or information is necessary; and (d) set forth the procedure by which the Participant or Beneficiary may appeal the denial of his or her claim. In the event a Participant or Beneficiary wishes to appeal the denial of his or her claim, he or she may request a review of such denial by making application in writing to the Committee within sixty (60) days after receipt of such denial. Such Participant or Beneficiary (or his or her duly authorized representative) may, upon written request to the Committee, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position. Within sixty (60) days after receipt of a written appeal the Committee shall make a determination and notify the Participant or Beneficiary of its final decision. If warranted by special circumstances, the Committee shall be allowed an extension of time not to exceed one hundred twenty (120) days from the receipt of the appeal and shall so notify the Participant or Beneficiary. Such final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent provisions of the Plan on which the decision is based.

            13.6. The Committee, itself or by its nominee, shall be entitled to vote the shares of any mutual fund held by the Plan. The Trustee shall be responsible for delivering to the Committee all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the shares of any mutual fund credited to the Plan.

SECTION 14.  RIGHTS OF PARTICIPANTS

            14.1. The Committee, itself or by its nominee, shall be entitled to vote or to cause the Trustee to vote, Company Common Stock held in the Company Common Stock Fund and registered in the name of the Plan or the Trustee's nominee; provided, however, that any such Company Common Stock to be voted shall be voted in accordance with the following:

                    (a) The Committee shall adopt, or cause the Trustee to adopt, reasonable measures to notify each Participant of the date and purposes of each meeting of shareholders of the Company at which holders of Company Common Stock shall be entitled to vote, and to request instructions from such Participant to the Committee as to the voting at such meeting of Company Common Stock credited to such Participant's Accounts for Plan Years other than the current Plan Year.

                    (b) In each case, the Committee, itself or by its nominee, shall vote such Company Common Stock in accordance with the instructions of such Participant.

                    (c) If prior to the time of such meeting of shareholders the Committee shall not have received instructions from any Participant in respect of any such Company Common Stock credited to such Participant's Accounts, the Committee shall be entitled, itself or by its nominee, to vote, or to cause the Trustee to vote, such Company Common Stock at such meeting in its discretion.

                    (d) The Participant's rights to instruct the Committee shall apply only with respect to the voting of such Company Common Stock and the Committee shall not be required to exercise with respect to such Company Common Stock the rights and remedies of dissenting shareholders provided by the Pennsylvania Business Corporation Law or by any similar statutory provision or at common law. The Trustee and its nominee, if any, shall execute and deliver such documentation as may be necessary under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and the Pennsylvania Business Corporation Law to permit the Committee to vote such Company Common Stock as aforesaid.

            14.2. Any rights issued with respect to Company Common Stock held in the Company Common Stock Fund, any distribution of property (other than the Company Common Stock) and any stock dividend, stock split or other change in Company Common Stock shall be applied for the exclusive benefit of the Participants.

            14.3. Company Common Stock held in the Company Common Stock Fund and credited to a Participant's Accounts shall remain in such Accounts until distribution is made under Section 11 hereof.

            14.4 No right or interest of any Participant under the Plan or in any Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, but excluding devolution by death or by adjudication of incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any

            Participant under the Plan or in any of the Accounts therein shall be liable for, or subject to, any obligation or liability of such Participant. Notwithstanding the foregoing, the provisions of this
            Section 14.4 shall not apply to Federal tax liens or to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order. If the Plan receives written notice that a Participant's Account is subject to a domestic relations order, the Participant will not be eligible for withdrawals, loans or distributions hereunder; provided, however, that such restrictions shall be removed if a domestic relations order is not received by the Plan within a reasonable period of time. If the Plan receives a domestic relations order, the Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and, during such determination period, the Participant shall not be eligible for withdrawals, loans or distributions hereunder. The Participant and Alternate Payee shall be notified of the Committee's final determination. The Committee shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated above, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under applicable regulations.

SECTION 15.  MODIFICATION OR TERMINATION OF THE PLAN

            15.1. Consistent with the provisions of this Section 15, the Company reserves the right to terminate the Plan, to completely discontinue all Matching Employer or Retirement Contributions, to suspend any or all of the provisions hereof, to merge or consolidate it with, to transfer its assets or liabilities to, any other plan, at any time and for any reason. Upon the occurrence of any of the aforementioned events, each affected Participant (and his or her Beneficiary and surviving spouse, if any) shall look solely to the Trust Fund for provision of any benefits hereunder.

            15.2. The Company may modify, alter or amend the Plan hereunder from time to time to any extent that it may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary by requirements of Federal or State statutes applicable to the Plan or authorized or made desirable by such statutes. Any such modification shall be effective at such date as the Company may determine, except that no modification may apply to any period prior to the announcement of the modification unless, in the Company's sole discretion, such modification is deemed necessary or advisable in order to comply with provisions of the Code or amendments thereto (including any regulations or rulings thereunder).

            15.3. No amendment of the Plan shall (a) reduce the benefits of any Participant accrued under the Plan to the date the amendment is adopted, (b) eliminate or reduce a protected benefit under Section 411(d)(6) of the Code except as provided in Section 412(c)(8) of the Code or in applicable regulations, or (c) divert any part of the assets of the Trust Fund for a purpose other than the exclusive benefit of Participants or their Beneficiaries or surviving spouses or Alternate Payees who have an interest in the Plan. No amendment to the Plan shall change any vesting schedule under the Plan unless each Participant having at least three Years of Service at the end of the period described in this sentence is permitted to elect, within a period beginning on the date such amendment is adopted and ending 60 days after the latest of (i) the day the amendment is adopted, (ii) the day the amendment becomes effective, or (iii) the day the Participant is issued written notice of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

            15.4. Upon termination or partial termination of the Plan or upon complete discontinuance of Matching Employer or Retirement Contributions, each Participant shall become fully vested in all of his or her Matching Employer Account and Retirement Contribution Account, in accordance with Section 9.3 hereof (provided, however, that any such partial termination or discontinuance is related to such Participant). If the Plan is terminated, all Matching Employer and Retirement Contributions shall cease. Upon termination or partial termination of the Plan, the interest of each affected Participant shall be distributed to such Participant or to his or her Beneficiary or surviving spouse to the extent permitted by law as soon as practicable thereafter, and no part of the Trust Fund shall revert to or be returned to the Employer or be used or diverted for purposes other than for the exclusive benefit of Participants or their Beneficiaries or surviving spouses, and for the purpose of defraying reasonable expenses.

            15.5. Anything to the contrary herein notwithstanding, the Company in its sole discretion, may as to all Employees in one or more operating divisions of the Company or of a Participating Company, withhold the offering of participation in the Plan, to discontinue Matching Employer and Retirement Contributions in respect of any Plan Year, or to take any other appropriate action affecting such Employees. Should participation be terminated in consequence of the exercise of the powers hereinabove conferred upon the Company, all Matching Employer and Retirement Contributions on behalf of such Participants shall cease, each such Participant shall become fully vested in all of his or her Matching Employer Account and Retirement Contribution Account, in accordance with the provisions of Section 9.3 hereof, and the interest of each such Participant shall be distributed to such Participant or to his or her Beneficiary or surviving spouse to the extent permitted by law as soon as practicable thereafter.

            15.6. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant or Beneficiary under the Plan would, if the resulting plan were terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

SECTION 16.  GENERAL PROVISIONS

            16.1. Nothing herein contained shall be deemed to give an Employee the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge him or her at any time.

            16.2. If the Committee determines that any person to whom a payment is due hereunder is unable to care for his or her affairs because of physical or mental incapacity, it shall have the authority to cause any payment due such person to be made to the duly appointed guardian or personal representative of such person. Payments made to such guardian or personal representative shall operate as a complete discharge of the obligations of the Employer, the Committee, the Trustee and the Trust Fund.

            16.3. A benefit shall be deemed forfeited if the Committee is unable to locate the Participant or Beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made therefor by the Participant or Beneficiary.

            16.4. To the extent not otherwise preempted by the Employee Retirement Income Security Act of 1974 or any other applicable federal law, the Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

            16.5 The Employer, the Trustee, the Committee, and all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, any Beneficiary or any Alternate Payee, including, without limitation, representations as to age, health and marital status. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, Beneficiaries, and Alternate Payees to advise the appropriate parties of any change in such data. Furthermore, the Employer, the Trustee, the Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and the Fund by any Participant, the spouse of any Participant, any Beneficiary of any Participant, any Alternate Payee, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation.

            The Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error.

SECTION 17.  SPECIAL PROVISIONS FOR TOP-HEAVY PLANS

            17.1. Notwithstanding any provision in the Plan to the contrary, for any Plan Year in which the Plan is determined to be Top-Heavy, the provisions of this Section 17 shall become effective.

            17.2. The Plan will be considered Top-Heavy for the Plan Year, if, as of the last day of the first Plan Year and, thereafter, as of the last day of the preceding Plan Year (the "Determination Date"):

                    (a) the value of the sum of all Accounts, including amounts distributed during the five-year period ending on the Determination Date, of Participants who are Key

                    Employees (as defined below) exceeds 60% of the sum of all Accounts of all Participants, or

                    (b) the Plan is part of an Aggregation Group and such Aggregation Group is determined to be a Top-Heavy Group (as defined in Section 416(g)(2)(B) of the Code).

            In determining the value of a Participant's Accounts, such Accounts shall be valued as of the most recent business day within the twelve-month period ending on the Determination Date.

            In determining the above Top-Heavy ratio, the account balances of an Employee (i) who is a Non-Key Employee (defined for purposes of this Article as an Employee who is not a Key Employee, including any former Key Employee) but who was a Key Employee in any prior Plan Year, or (ii) who has not performed services for the Employer maintaining the Plan at any time during the five-year period ending on the applicable Determination Date are disregarded.

            A Key Employee is defined as any Employee, former Employee or the Beneficiary of such Employee who, at any time during a Plan Year or the immediately preceding four (4) Plan Years is: (i) an officer of the Employer having annual Compensation greater than 50 percent of the amount in effect under section 415(c)(1)(A) of the Code for any Plan Year; (ii) an owner (or considered as owning within the meaning of section 318 of the Code) both more than one-half ( 1/2) percent interest as well as one of the ten (10) largest interests in the Employer, and having annual Compensation greater than the dollar limit in effect under section 415(c)(1)(A) for the Plan Year; (iii) a five percent (5%) owner of the Employer; or (iv) a one-percent (1%) owner of the Employer having annual Compensation from the Employer of more than one-hundred-fifty-thousand dollars ($150,000).

            For purposes of Section 17, Aggregation Group means (i) all plans of the Employer or an Affiliated Company in which a Key Employee participates, including any frozen or terminated plans which are maintained within the five-year period ending on the applicable Determination Date, and (ii) all other plans of the Employer or an Affiliated Company which enable such plans to meet the requirements of Section 401(a)(4) or 410 of the Code. The foregoing notwithstanding, the Employer may treat any plan maintained by the Employer or an Affiliated Company not required to be included in the Aggregation Group as being part of such group if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

            17.3. For any Plan Year in which the Plan is determined to be Top-Heavy pursuant to Section 17.2, the Matching Employer Contribution for such Plan Year for each Participant who is a Non-Key Employee shall not be less than the lesser of:

                    (a)  3% of the Participant's Compensation, or

                    (b) the percentage at which Matching Employer Contributions and Deferred Compensation Contributions are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest.

            Notwithstanding the foregoing, if a Participant is also participating in another defined contribution plan maintained by the Employer or both, then the minimum Contribution hereunder may be reduced in accordance with regulations issued under Section 416(f) of the Code. If a Participant is also participating in a defined benefit plan maintained by the Employer, "5%" shall be substituted for "3%" in paragraph (a) of this Section.

            The Employer Matching Contributions referred to above shall be provided to each Non-Key Employee who is a Participant and who has not separated from service at the end of the Plan Year, regardless of such Employee's number of Hours of Service, Compensation, or whether such Employee had made any contribution to the Plan.

            17.4. For any Plan Year in which the Plan is determined to be Top-Heavy pursuant to Section 17.2, each Participant's interest in Matching Employer Contributions (and any earnings thereon) shall become vested in accordance with the following schedule:

            Years of Employment                      Vested Percentage
            -------------------                      -----------------
              Less than 2                                     0
                        2                                    20
                        3 or more                           100

            If the Plan thereafter ceases to be Top-Heavy, the vesting provisions shall revert to the provisions of Section 9.2, but subject to the provisions of Section 15.3.

            17.5. For any Plan Year in which the Plan is determined to be Top-Heavy pursuant to Section 17.2, paragraphs (I)(i) and (2)(i) of
            Section 5.4(b) shall be read by substituting the number "1.00" for the number "1.25", wherever it appears. Notwithstanding the foregoing, no adjustment shall be made to Section 5.4(b), if the following requirements are met:

                    (a) Section 17.3 shall be applied by substituting "4%" for "3%"; and the annual accrued benefit derived from employer contributions under the defined benefit plan for each Participant who is a Non-Key Employee shall not be less than the product of:

                             (i)  3% of such Participant's average annual
                             compensation during the period of consecutive years (not exceeding five) which yields the highest average; and

                             (ii) the Participant's Years of Service (not exceeding 10) during which the Plan is Top-Heavy; and

                    (b) the aggregate of the Accounts of Participants who are Key Employees under the Plan does not exceed 90% of the aggregate of the Accounts of all Participants; and

                    (c) the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group, and (ii) the aggregate of the Accounts of Key Employees under all defined contribution plans in the Aggregation Group does not exceed 90% of such sum determined for all employees; and

                    (d) In the case of a Participant also participating in a defined benefit plan maintained by the Employer, all of the requirements of paragraph (a) shall be met by substituting "7 1/2%" for "3%" in Section 17.3.

SECTION 18.  DISTRIBUTION ON SALE OF RIGHTS

            18.1. Notwithstanding anything else contained in this Plan, in the event a Distribution Date occurs under the Rights Agreement, the Committee shall immediately direct the Trustee to distribute promptly to each Participant and Beneficiary (or Alternate Payee under an applicable Qualified Domestic Relations Order) the Rights received with respect to the Company Common Stock in the Accounts of such Participant or Beneficiary. However, if such distribution might cause the disqualification of the Plan under Section 401(a) of the Code or is prohibited by law in the case of one or more Participants, Beneficiaries or Alternate Payees, the Committee shall direct the Trustee to sell promptly the applicable Rights at a price not less than the market price thereof on the date of sale, and to reinvest the proceeds thereof in Company Common Stock to be credited to such Participant's or Beneficiary's Accounts, to the extent such Accounts are invested in Company Common Stock, in proportion to the number of Rights sold from each such Account.

            18.2. In the event of a tender offer for any Company Common Stock held in the Plan (other than a self-tender by the Company for its own stock), the Trustee shall as promptly as practicable request of each Participant, Beneficiary of a deceased Participant or Alternate Payee instructions as to the tender offer response desired by that Participant, Beneficiary or Alternate Payee in connection with the shares of Company Common Stock allocated to the Account of such Participant, Beneficiary or Alternate Payee and the Trustee shall be bound by the instructions received. Any such instructions shall remain in the strict confidence of the Trustee. The Trustee shall not tender shares held for a Participant, Beneficiary or Alternate Payee who fails to give instructions.
            With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which instructions to tender are received into whole shares and shall tender such whole shares as instructed. Any remaining fractional shares shall not be tendered.

            If a Participant, Beneficiary or Alternate Payee tenders all or any portion of the shares of Company Common Stock allocated to his Account, and the payment is made in cash, the proceeds shall be allocated pro-rata among the remainder of the Funds in the Account of the Participant, Beneficiary or Alternate Payee, unless the Participant elects otherwise, in accordance with the procedures set forth by the Committee. If the payment is in a form other than cash, the Trustee shall sell such property promptly and shall allocate the amount received in the manner set forth above.

SECTION 19.  EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS

            19.1. For any Plan Year in which the Committee declares any portion of the Plan to be an employee stock ownership plan ("ESOP") within the meaning of Sections 401(a) and 4975(e)(7) of the Code, the provisions of this Section 19 shall become effective.

            19.2. At the direction of the Committee or its designee, the Trustee may borrow funds, enter into a purchase-money transaction or enter into an extension of credit transaction for the purpose of purchasing Company Common Stock from any party, including the Company, if the following provisions with respect to any such transaction (hereinafter called the "Loan") are met:

                    (a) The Loan must be at a reasonable rate of interest and for a specific term.

                    (b) Any collateral pledged to the creditor by the Trust shall consist only of the shares of Company Common Stock purchased with the Loan and dividends thereon (although, in addition to such collateral, the Company may guarantee repayment of the Loan) and such assets shall constitute assets of the Plan for all other purposes.

                    (c) Under the terms of the Loan, the creditor shall have no recourse against the Trust, except with respect to the collateral, or against the Trustee.

                    (d) Upon payment of any portion of the principal amount due on the Loan for any Plan Year, that number of shares of Company Common Stock pledged as collateral for such Loan shall be released as shall equal the total number of such shares so pledged multiplied by the ratio of (i) the principal and interest paid during the Plan Year, to (ii) the sum of the principal and interest paid during the Plan Year and the total principal and interest to be paid for all future years of such Loan; provided, however, that the number of future years under the Loan must be definitely ascertainable and shall be determined without taking into account any possible extensions or renewal periods; and, provided, further, that if the Loan provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payments of such amounts for 10 years taking into account renewals and extensions, then, if the Committee so determines, in its sole discretion, interest paid, which would constitute interest under a standard amortization table, may be ignored in determining the number of shares of Company Common Stock to be released. If the interest rate under the Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year. Shares shall, upon being released from encumbrance under the Loan, be allocated to the Accounts of the Participants for the Plan Year for which such portion is so released, but not before. Such allocation shall be made in accordance with Section 4.1, to the extent the Loan is repaid by Matching Employer Contributions, and in accordance with Section 12, to the extent the Loan is repaid from earnings of the Trust Fund.


            19.3 Except as otherwise required by applicable law, no shares of Company Common Stock acquired by the Trust with the proceeds of a Loan pursuant to the provisions of Section 19.2 shall be subject to a put, call or other option, or buy-sell or similar arrangement while held by the Trust and when distributed from the Trust, whether or not the Plan is then an ESOP as defined in Section 54.4975-7(b)(l)(i) of the Treasury Regulations.

            19.4. In the event a Loan described in Section 19.2 hereof is repaid, or the Plan ceases to be an ESOP as defined in Section 54.4975-7(b)(I)(i) of the Treasury Regulations, the protections and rights described in Sections 19.2 and 19.3 hereof relating to shares of Company Common Stock acquired by the Trust with the proceeds of a Loan pursuant to the provisions of Section 19.2 shall continue to be applicable in accordance with the provisions of those Sections.

            19.5. The Committee shall notify each Participant who has attained age 55 and has completed 10 years of participation in the Plan that he or she may elect within 90 days after the close of a Plan Year in the Qualified Election Period to diversify the investment of his or her Account by changing his or her investments in the Fund pursuant to Section 8.3 or by making a withdrawal pursuant to
            Section 10 without regard to Section 10.2. "Qualified Election Period" shall mean the six-Plan Year period beginning with the later of (i) the first Plan Year in which the Participant attains age 55, and completes 10 years of participation in the Plan, and
            (ii) the first Plan Year beginning after December 31, 1986.

            19.6. Notwithstanding the provisions of Section 7.5 hereof, the earnings of the Trust Fund may be used for the purpose of repaying a Loan hereunder.

SECTION 20. PARTICIPANT LOANS

            20.1. Subject to the provisions of Sections 14.4 and 20.9, each Participant who is an Employee and any other Participant who is a party in interest as defined in ERISA may apply for a loan from the Plan.

            20.2. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Plan Administrator, the Trustee, upon the Participant's request in the manner prescribed by the Plan Administrator, may make a loan or loans to such applicant; provided, however, that the Plan Administrator shall reject a loan application if it has actual knowledge that the intended use of the loan proceeds is to purchase securities on margin. No loan shall be granted if there are already two loans outstanding. In no event shall a Participant be permitted to receive a loan from his or her Retirement Contribution Account.

            20.3. Loans shall be at least $500 in amount, and in no event shall total loans exceed the lesser of (a) fifty percent (50%) of the vested balance credited to such

            Participant's Account as of the date of the Plan Administrator's approval of the Participant's loan application, less estimated amounts payable for any pending withdrawal and loan requests that are payable prior to the effective date of the current loan request, or (b) $50,000, reduced by the excess, if any, of (i) the highest outstanding balance of all loans during the twelve (12) months prior to the time the new loan is to be made over (ii) the outstanding balance of loans made to the Participant on the date such new loan is made. Loans under any other qualified plan sponsored by the Employer or an Affiliated Company shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

            20.4. Loans shall be available to all Participants who are parties in interest on a reasonably equivalent basis, provided, however, that the Plan Administrator may make reasonable distinctions among prospective borrowers on the basis of credit worthiness. Subject to considerations relating to a Participant's credit worthiness and ability or deemed ability to repay the loan, loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount greater than the amount available to other Participants.

            20.5. Every Participant receiving a loan hereunder will receive a statement from the Plan Administrator clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable 'truth-in-lending' laws.

            20.6. The Plan Administrator will not approve any loan if it is the belief of the Plan Administrator that such loan, if made, would constitute a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code), would constitute a distribution taxable for federal income tax purposes, or would imperil the status of the Plan or any part thereof under Section 401(k) of the Code.

            20.7. All loans shall be considered investments of a segregated account of the Trust Fund (the 'Loan Fund') directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:

                    (a) All loans shall be secured by the vested portion of the Participant's Accounts, less any portion of the Participant's Account which has been assigned to an alternate payee under a Qualified Domestic Relations Order. No additional security shall be permitted.

                    (b) Interest shall be charged at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

                    (c) Loans shall be for terms of six (6) to sixty (60) consecutive calendar months. Loans shall be non-renewable and non-extendable.

                    (d) Any loan made to a Participant under this Section 20 shall be evidenced by a promissory note executed by the Participant. Such promissory note shall contain the irrevocable consent of the Participant to the payroll withholding described in subsection (e), if applicable. Effective October 1, 1995, the requirement of this Section 20.7(d) shall no longer be applicable.

                    (e) Loans shall be repaid in equal installments through payroll withholding; provided, however, that:

                             (i) a Participant who is not an Employee but who is a party in interest;

                             (ii) a Participant who is an Employee but for whom payroll withholding is not possible;

                             (iii) a Participant who is receiving benefits under a short- or long-term disability plan of the Employer or an Affiliated Company for whom withholding from disability benefits is not possible;

                             (iv) a Participant who is receiving compensation, or a disability benefit described in clause (3), which has become insufficient to make the required monthly loan payment; and

                             (v) a Participant who is on an approved leave of absence,

                    shall repay by certified check or in such other manner directed by the Plan Administrator.

                    (f) Loans may be prepaid in full at any time without penalty, upon reasonable prior written notice to the Plan Administrator. Partial prepayment is not permitted.

            20.8. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Plan Administrator, against the Account of the Participant to whom the loan is granted.

            20.9. All loans shall be made pro-rata from the Investment Fund(s) in which the Account(s) of the Participant are then invested.

            20.10. Loan payments to the Plan by the Participant shall be allocated among such Participant's Accounts in the Investment Funds in the proportion that such Accounts are represented in the Loan Fund and shall be invested in the Investment Funds on the basis of the Participant's current investment election under Section 8.2 (or the Participant's most recent investment election, if no investment election is currently in effect, unless the Participant elects otherwise in accordance with rules prescribed by the Plan Administrator). At the same time, the portion of the Participant's Account(s) allocated to the Loan Fund shall be reduced, on a pro-rata basis, by the portion of each loan payment attributable to principal.

            20.11.  In the event that:

                    (a) the Participant fails to make any required installment payment;

                    (b) the Plan receives an opinion of counsel to the effect that (i) the Plan will, or could, lose its status as a qualified plan under Section 401(a) of the Code unless the loan is repaid or (ii) the loan violates, or may violate, any provision of ERISA;

                    (c)  the Plan is merged or terminated; or

                    (d) a Participant (other than a Participant who (i) continues to be a party in interest or (ii) is receiving benefits under a short- or long-term disability plan of the Employer or an Affiliated Company or under the Scott Paper Company Termination Pay Plan for Salaried Employees) has a Severance Date or becomes entitled to a distribution under
                    Section 11.11;

                    before a loan is repaid in full, the unpaid balance of the loan, with interest due thereon, shall become immediately due and payable (unless, in the case of Section 20.11(c) or Section 20.11(d), the Plan Administrator determines otherwise).

                    In the event that a loan becomes immediately due and
            payable (in 'default') pursuant to this Section 20.11, the Participant (or his or her Beneficiary, if the Beneficiary is the surviving spouse, in the event of the Participant's death) may satisfy the loan by paying the outstanding balance in full within such time as may be specified by the Plan Administrator in a uniform and nondiscriminatory manner. Otherwise, any such outstanding loan shall be deducted from the portion of the Participant's vested Accounts allocated to his or her Loan Fund before any benefit which is or becomes payable to the Participant or his or her Beneficiary is distributed. In the case of a benefit which becomes payable to the Participant or his or her Beneficiary pursuant to Section 11 (or would be payable to the Participant or Beneficiary but for such individual's election to defer the receipt of benefits), the deduction described in the preceding sentence shall occur on the earliest date following such default on which the Participant or Beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made to the Participant or Beneficiary on such date. In the case of a benefit which becomes payable under any other provision, the deduction shall occur on the date such benefit is paid to the Participant. The Plan Administrator shall also be entitled to take any and all other actions necessary and appropriate to enforce collection of the outstanding balance of the loan. Failure of the Plan Administrator to strictly enforce Plan rights with respect to a default on a Plan loan shall not constitute a waiver of such rights.

            20.12. In the event the outstanding balance of the Participant's loan is assigned to an Alternate Payee pursuant to a Qualified Domestic Relations Order, the promissory note shall be distributed to the Alternate Payee and all further loan repayments shall be made, by such Participant, to the Alternate Payee.

                            SALARIED INVESTMENT PLAN
                                  EXHIBIT A


[Provisions adopted, effective May 31, 1992, relating to the participation of certain Weyerhaeuser employees.]

            1. Each person employed by Health Care Company on May 31, 1992 who was immediately prior thereto employed by Weyerhaeuser Company is authorized to participate in the Plan, subject to the following terms and conditions.

            2.      For each such person who becomes a Participant pursuant to
            Section 2.1 of the plan, the Years of Employment for purposes of
            Section 9.1 of the Plan shall be deemed to include such person's "Service" under the November 30, 1987 version of the Weyerhaeuser Company Employee Stock Plan.

                            SALARIED INVESTMENT PLAN
                                  EXHIBIT B


[Resolution adopted by R.L. Bobertz, as designated by the Company's Executive Compensation Committee, on October 26, 1992, relating to the sale of the Nonwovens Division.]

RESOLVED, that, contingent upon the Company's sale of its Nonwovens Division to FiberTech Group, Inc., each Participant who is employed by FiberTech Group, Inc. immediately after such sale shall be fully vested in his or her Matching Employer Account.

                            SALARIED INVESTMENT PLAN
                                  EXHIBIT C


[Provisions relating to the Merger of the Scott Paper Company Employer Stock Ownership Plan into the Scott Paper Company Salaried Investment Plan effective December 31, 1995.]

            Pursuant to the authorization of the Scott Paper Company Board of Directors, the portion of the Scott Paper Company Employee Stock Ownership Plan (the "ESOP") attributable to former salaried Employees of the Company will be merged into the Scott Paper Company Salaried Investment Plan (the "SIP"), effective December 31, 1995.

            1. As soon as practicable after December 31, 1995, there shall be transferred to the Trustee of the SIP the assets of the ESOP that are attributable to each former salaried Employee of the Company.